                                              REGISTRATION STATEMENT NO. 333-[.]

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3


                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                    METLIFE INSURANCE COMPANY OF CONNECTICUT
             (Exact name of registrant as specified in its charter)

                                   CONNECTICUT
         (State or other jurisdiction of incorporation or organization)

                                   06-0566090
                     (I.R.S. Employer Identification Number)

            1300 HALL BOULEVARD, BLOOMFIELD, CONNECTICUT 06002-2910,
                                 (860) 656-3000
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                           NICHOLAS D. LATRENTA, ESQ.
                                 GENERAL COUNSEL
                    METLIFE INSURANCE COMPANY OF CONNECTICUT
            1300 HALL BOULEVARD, BLOOMFIELD, CONNECTICUT 06002-2910,
                                 (860) 656-3000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:
                              Diane E. Ambler, Esq.
                                  K&L Gates LLP
                               1601 K Street, N.W.
                             Washington, D.C. 20006

AS SOON AS PRACTICABLE FOLLOWING THE EFFECTIVENESS OF THE REGISTRATION STATEMENT
        (Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [ ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

  Large accelerated filer [ ]                           Accelerated filer [ ]
  Non-accelerated filer [X](Do not check if a smaller
     reporting company)                                 Smaller reporting company[ ]




                         CALCULATION OF REGISTRATION FEE

================================================================================================================================
                                                           PROPOSED MAXIMUM         PROPOSED MAXIMUM
   TITLE OF EACH CLASS OF           AMOUNT TO BE            OFFERING PRICE             AGGREGATE                AMOUNT OF
 SECURITIES TO BE REGISTERED         REGISTERED              PER UNIT(1)             OFFERING PRICE          REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------------
Modified Guaranteed Annuity
  Contract                        $2,000,000,000            Not applicable           $2,000,000,000              $272,800
================================================================================================================================




1. Interests are sold on a dollar for dollar basis and not on the basis of a price per share or unit.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. THIS PRELIMINARY PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THE SECURITIES OFFERED HEREIN IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY JURISDICTION.

                      METLIFE FLEX MARKET SHIELD/SM/ ANNUITY

MetLife Flex Market Shield/SM/ Annuity is a single premium deferred annuity contract (the "Contract") issued by MetLife Insurance Company of Connecticut ("MICC", "we" or "us").

MICC is located at 1300 Hall Boulevard, Bloomfield, Connecticut 06002-2910. The telephone number is 1-800-343-8496. MetLife Investors Distribution Company, 5 Park Plaza, Suite 1900, Irvine, California 92614, is the principal underwriter and distributor of the Contracts.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The Contracts may be distributed through broker-dealers that have relationships with banks or other financial institutions or by employees of such banks. However, the Contracts are not deposits or obligations of, or guaranteed by such institutions or any Federal regulatory agency. Investment in the Contracts involves investment risks, including possible loss of principal.

Mutual funds, annuities and insurance products are not deposits of any bank, and are not insured or guaranteed by the Federal Deposit Insurance Corporation (the "FDIC") or any other government agency. You may lose money invested in the Contract.

The Risk Factors for this Contract appear on Page 14.

                           Prospectus dated [o], 2013

                               TABLE OF CONTENTS

SPECIAL TERMS...........................................    5
SUMMARY.................................................    9
  Key Features of the Contract..........................   10
RISK FACTORS............................................   14
THE ANNUITY CONTRACT....................................   15
  Replacement of Contracts..............................   16
   Exchanges............................................   16
   Exchange Programs....................................   17
PURCHASE................................................   17
  Purchase Payment......................................   17
  Allocation of the Purchase Payment....................   17
SHIELD OPTIONS..........................................   18
  TERM..................................................   19
   Term Start Date......................................   19
   Term End Date........................................   19
  INDICES...............................................   19
   Discontinuation or Substantial Change to an Index....   20
   Index Value..........................................   20
   Index Performance....................................   20
  SHIELD RATES..........................................   20
  RATE CREDITING TYPES..................................   21
   Cap Rate.............................................   21
   Step Rate............................................   21
ADDITION OR DISCONTINUANCE OF A SHIELD OPTION...........   21
INVESTMENT AMOUNT.......................................   22
CALCULATING YOUR INVESTMENT AMOUNT ON A TERM END DATE...   22
INTERIM VALUE CALCULATION...............................   27
  Accrued Shield Rate for Interim Value Calculation.....   27
  Accrued Cap Rate for Interim Value Calculation........   27
  Accrued Step Rate for Interim Value Calculation.......   27
YOUR ACCOUNT VALUE......................................   30
WITHDRAWAL PROVISIONS...................................   30
  Withdrawal Charge.....................................   31
  When No Withdrawal Charge Applies.....................   31
   Free Withdrawal Amount...............................   32

TRANSFERS................................................  37
DEATH BENEFITS...........................................  38
  Standard Death Benefit.................................  39
  Optional Death Benefit - Return of Premium.............  39
   General Death Benefit Provisions......................  39
   Controlled Payout.....................................  40
   Total Control Account.................................  40
   Death of Owner During the Accumulation Period.........  40
   Death of Annuitant During the Accumulation Period.....  40
   Death Benefit Options.................................  41
INCOME PAYMENTS (THE INCOME PERIOD)......................  42
  Annuity Date...........................................  42
  Maturity Date..........................................  42
  Income Payments........................................  42
  Annuity Options........................................  43
   Death of Owner During the Income Period...............  44
PREMIUM AND OTHER TAXES..................................  44
INCOME TAXES.............................................  44
FEDERAL TAX CONSIDERATIONS...............................  45
  Taxation of Non-Qualified Contracts....................  45
  Taxation of Qualified Contracts........................  46
  Puerto Rico Tax Considerations.........................  48
  Possible Tax Law Changes...............................  48
YOUR RIGHT TO CANCEL (FREE LOOK).........................  48
OWNERSHIP PROVISIONS.....................................  49
  Owner..................................................  49
  Joint Owner............................................  49
  Annuitant..............................................  49
  Beneficiary............................................  49
  Assignment.............................................  49
SUSPENSION OF PAYMENTS OR TRANSFERS......................  50
WHEN WE CAN CANCEL YOUR CONTRACT.........................  50
THE INSURANCE COMPANY....................................  50
  MetLife Insurance Company of Connecticut ("MICC")......  50
THE SEPARATE ACCOUNT.....................................  50
  MICC Separate Account SA...............................  51
INVESTMENTS BY MICC......................................  51
ANNUAL STATEMENT.........................................  51
DISTRIBUTION OF THE CONTRACTS............................  51

THE FIXED ACCOUNT......................................  54
RESTRICTIONS ON FINANCIAL TRANSACTIONS.................  55
REQUESTS AND ELECTIONS.................................  55
CONFIRMING TRANSACTIONS................................  56
LEGAL PROCEEDINGS......................................  56
EXPERTS................................................  56
STATE VARIATIONS.......................................  56
ELECTRONIC DELIVERY....................................  57
AMENDMENT OF THE CONTRACT..............................  57
MISSTATEMENT...........................................  57
INFORMATION INCORPORATED BY REFERENCE..................  57

Appendix A - Index Publishers.......................... A-1

Appendix B - Death Benefit Example..................... B-1

Appendix C - The Fixed Account......................... C-1

Appendix D - Premium Tax Table......................... D-1

                                 SPECIAL TERMS

In this prospectus, the following terms have the indicated meanings:

ACCOUNT VALUE - The total of the Fixed Account Value and the value of the Shield Option(s) under the Contract, adjusted for any amounts that may be included by rider during the Accumulation Period.

ACCRUED CAP RATE - The portion of the Cap Rate that has accrued from the Term Start Date to any day within the Term. This is the maximum Index Performance that may be applied in calculating the Interim Value on any day prior to the Term End Date if Index Performance is greater than zero. The Accrued Cap Rate is equal to the Cap Rate multiplied by the number of days elapsed since the Term Start Date, divided by the total number of days in the Term.

ACCRUED SHIELD RATE - The portion of the Shield Rate that has accrued from the Term Start Date to any day within the Term. This is the amount that will be applied in calculating the Interim Value on any day prior to the Term End Date if Index Performance is less than zero. The Accrued Shield Rate is equal to the Shield Rate multiplied by the number of days elapsed since the Term Start Date, divided by the total number of days in the Term. Unlike the other Shield Options, a Shield Option with the Shield 100 is not subject to accrual, and so the Shield 100 is fully accrued on any Business Day during the Term.

ACCRUED STEP RATE - The portion of the Step Rate that has accrued from the Term Start Date to any day within the Term. This is the rate that will be applied in calculating the Interim Value on any day prior to the Term End Date if Index Performance is equal to or greater than zero. The Accrued Step Rate is equal to the Step Rate multiplied by the number of days elapsed since the Term Start Date, divided by the total number of days in the Term.

ACCUMULATION PERIOD - The period prior to the Annuity Date.

ANNUITANT - The natural person(s) listed on the Contract Schedule on whose life Income Payments are based. Any reference to Annuitant will also include any Joint Annuitant under an Annuity Option.

ANNUITY DATE - A date on which you choose to begin receiving Income Payments. If we agree, you may change the Annuity Date, subject to certain requirements. If you do not choose an Annuity Date, the Annuity Date will be the Annuity Date indicated on the Contract Schedule.

ANNUITY SERVICE OFFICE - The office indicated on the Contract Schedule to which notices and requests must be sent, or as otherwise changed by Notice from us.

BENEFICIARY - The person(s) or entity(ies) you name to receive a death benefit payable under the Contract upon the death of the Owner or a Joint Owner, or in certain circumstances, an Annuitant.

BUSINESS DAY - Any day our Annuity Service Office is open for business. For purposes of administrative requests and transactions, a Business Day ends at 4:00 PM Eastern Standard Time.

CAP RATE - The maximum rate that may be credited at the Term End Date based on Index Performance. The Cap Rate may vary between Shield Options and it is not an annual rate.

CODE - The Internal Revenue Code of 1986, as amended, and all related laws and regulations, which are in effect during the term of the Contract.

CONTRACT - The legal agreement between you and MetLife. It contains relevant provisions of your deferred annuity.

CONTRACT ANNIVERSARY - An anniversary of the Issue Date of the Contract.

CONTRACT SCHEDULE - The schedule attached to your Contract.

CONTRACT YEAR - A one-year period starting on the Issue Date and on each Contract Anniversary thereafter.

DEATH BENEFIT AMOUNT - For the standard death benefit, the Account Value, and, for the optional Return of Premium Death Benefit, the greater of the Account Value or your Purchase Payment (reduced proportionately by the percentage reduction in Account Value of the Shield Option(s) and the Fixed Account for each partial withdrawal (including any applicable Withdrawal Charge)) determined as of the end of the Business Day on which we have received Notice of due proof of death and an acceptable election for the payment method.

FIXED ACCOUNT - An account, if available, that consists of all of the assets under the Contract other than those in the Separate Account. You may allocate your Purchase Payment or transfer your Investment Amount to the Fixed Account. The Fixed Account is part of the General Account assets of MICC.

FIXED ACCOUNT VALUE - The initial Fixed Account Value is the amount of your Purchase Payment initially allocated to the Fixed Account. Thereafter, the Fixed Account Value equals: (a) the initial Fixed Account Value or the Fixed Account Value on the most recent Contract Anniversary, including any transfers, whichever is applicable; plus (b) any interest credited by us; less (c) the amount of any withdrawals including any Withdrawal Charges; less (d) any Premium or Other Taxes, if applicable; and less (e) any other fees indicated on the Contract Schedule or associated with riders and endorsements, if applicable.

FREE WITHDRAWAL AMOUNT - The Free Withdrawal Amount in the first Contract Year is zero. Thereafter, the Free Withdrawal Amount each Contract Year is equal to 10% of your Account Value as of the prior Contract Anniversary, less the total amount withdrawn from the Account Value in the current Contract Year. The Free Withdrawal Amount is non-cumulative and is not carried over to other Contract Years.

GENERAL ACCOUNT - The General Account of MICC.

GOOD ORDER - A request or transaction generally is considered in "Good Order" if it complies with our administrative procedures and the required information is complete and accurate. A request or transaction may be rejected or delayed if not in Good Order. If you have any questions, you should contact us or your sales representative before submitting the form or request.

INCOME PAYMENTS - A series of payments made by us during the Income Period, which we guarantee as to dollar amount.

INCOME PERIOD - A period starting on the Annuity Date during which Income Payments are payable.

INDEX - We currently offer Shield Options based on two types of indices:
Indices based on the performance of securities ("Securities Indices") and an Index based on the performance of commodities (the "Commodity Index"). In the future we may offer Shield Options based on other types of Indices. We may also add other indices for new Contracts at our discretion.

INDEX PERFORMANCE - The percentage change in the Index Value measured from the Term Start Date to any day, including the Term End Date, within the Term. Index Performance can be positive, zero or negative.

INDEX VALUE - The Index Value of an Index, on a Business Day, is the published closing value of the Index on that Business Day. The Index Value on any day that is not a Business Day is the value as of the prior Business Day.

INTEREST RATE TERM - The length of time over which the current Fixed Account interest rate is guaranteed. No Interest Rate Term will extend beyond the Annuity Date. The minimum Interest Rate Term depends on the date your Contract is issued but will not be less than one (1) year.

INTEREST RATE TERM END DATE - The Contract Anniversary on which an Interest Rate Term ends.

INTEREST RATE TERM START DATE - The Contract Anniversary on which an Interest Rate Term is established. If chosen at issue, the initial Interest Rate Term Start Date begins on the Issue Date or otherwise it will begin on the first Contract Anniversary in which you make the allocation to the Fixed Account.

INTERIM VALUE - For each Shield Option, the value we assign on any Business Day prior to the Term End Date. During the Transfer Period, the Interim Value of each Shield Option will equal the Investment Amount in that Shield Option. After the Transfer Period, the Interim Value of that Shield Option is equal to the Investment Amount in the Shield Option, adjusted for the Index Performance of the associated Index and subject to the applicable Accrued Shield Rate, Accrued Cap Rate or Accrued Step Rate. The Interim Value is the amount that is available for annuitization, death benefits, withdrawals and Surrenders.

INVESTMENT AMOUNT - The Investment Amount, for each Shield Option, is the amount that is initially allocated to the Shield Option and subsequently reflects all withdrawals and adjustments at the Term End Date. The Investment Amount will be reduced for any withdrawal by the same percentage that the withdrawal reduces the Interim Value attributable to that Shield Option. The Investment Amount is adjusted by the Performance Rate at the end of the Term.

ISSUE DATE - The date the Contract is issued.

JOINT ANNUITANT - If there is more than one Annuitant, each Annuitant will be a Joint Annuitant of the Contract.

JOINT OWNER - If there is more than one Owner, each Owner will be a Joint Owner of the Contract.

MATURITY DATE - The Maturity Date as specified in your Contract.

MICC ("WE". "US", "OUR") - MetLife Insurance Company of Connecticut.

MINIMUM ACCOUNT VALUE - $2000.

MINIMUM GUARANTEED INTEREST RATE - the amount as shown on your Contract Schedule and applies only to amounts in the Fixed Account. This interest rate is guaranteed to be a rate not less than the minimum interest rate allowed by state law - see Appendix C.

MINIMUM PARTIAL WITHDRAWAL AMOUNT - $500.

NOTICE - Any form of communication providing information we need, either in a signed writing or another manner that we approve in advance. All Notices to us must be sent to our Annuity Service Office and received in Good Order. To be effective for a Business Day, a Notice must be received in Good Order prior to the end of that Business Day.

OWNER ("YOU", "YOURS") - The person(s) entitled to the ownership rights under the Contract. If Joint Owners are named, all references to Owner shall mean Joint Owners.

PERFORMANCE RATE - The rate credited at the Term End Date. The Performance Rate is based on the Index Performance, adjusted for the applicable Shield Rate, Cap Rate or Step Rate. The Performance Rate can be positive, zero or negative. At the end of the Term, any increase or reduction in the Investment Amount in a particular Shield Option is determined by multiplying the Performance Rate by the Investment Amount of the Shield Option on the last day of the Term.

PERFORMANCE RATE ADJUSTMENT - The adjustment made to the Investment Amount for each Shield Option on any day during the Term, up to, and including, the Term End Date. Prior to the Term End Date, this adjustment is based on the Index Performance of the associated Index for a particular Term, subject to any applicable Accrued Shield Rate, Accrued Cap Rate or Accrued Step Rate. On the Term End Date, this adjustment is based on the Performance Rate. This adjustment can be positive, zero or negative. When the Performance Rate Adjustment is positive we may also refer to this adjustment as "earnings." When the Performance Rate Adjustment is negative we may also refer to this adjustment as "losses."

PREMIUM TAX - The amount of tax, if any, charged by the state or municipality.

PURCHASE PAYMENT - The amount paid to us under the Contract as consideration for the benefits it provides.

RATE CREDITING TYPE - Either the Cap Rate or the Step Rate.

RMD - Required Minimum Distribution.

SEPARATE ACCOUNT - The separate account is MICC Separate Account SA.

SHIELD RATE - The amount of any negative Index Performance that is absorbed by us at the Term End Date. Any negative Index Performance beyond the Shield Rate will reduce the Investment Amount associated with the Shield Option. The Shield Rate may vary between Shield Options and it is not an annual rate. We currently offer Shield Rates of 10% ("Shield 10"), 15% ("Shield 15"), 25% ("Shield 25") and 100% ("Shield 100").

SHIELD OPTION - You may allocate your Purchase Payment or transfer your Investment Amount to one or more of the available Shield Options. Each Shield Option has an associated Term, Index, Shield Rate and either a Cap Rate or Step Rate.

STEP RATE - The rate credited at the Term End Date if the Index Performance is equal to or greater than zero. The Step Rate may vary between Shield Options and it is not an annual rate.

SURRENDER - A full withdrawal of your Account Value.

TERM - The Term is the number of years that the Shield Option is in effect. We currently offer Terms of 1 year, 3 years or 6 years. The Initial Term(s) begin on the Issue Date.

TERM END DATE - The Contract Anniversary on which a Shield Option ends.

TERM START DATE - The Contract Anniversary on which a Shield Option is established. The initial Term Start Date(s) begins on the Issue Date, and thereafter, will be the Contract Anniversary coinciding with the term duration of the current Term you have selected.

TRANSFER PERIOD - The five (5) calendar days following the Contract Anniversary coinciding with the Term End Date for each applicable Shield Option and/or the Interest Rate Term End Date for the Fixed Account, during the Accumulation Period.

WITHDRAWAL CHARGE - A charge applied to the percentage of the amount withdrawn from your Account Value in a Contract Year in excess of the Free Withdrawal Amount.

                                    SUMMARY

The MetLife Flex Market Shield/SM/ Annuity is a single premium deferred annuity contract (the "Contract") issued by MICC, that provides for the accumulation of retirement savings. The Contract is intended for retirement or other long term investment purposes.

The Contract offers various Shield Options, which permit Owners to potentially receive interest equal to the percentage returns of certain Securities Indices and a Commodity Index, up to a Cap Rate or Step Rate, with certain guarantees against negative returns - guarantees we call "Shield Rates." We currently offer Shield Options with Terms of 1, 3, or 6 years in length.

The Cap Rate and Step Rate (each, a "Rate Crediting Type") are the two ways we offer that you can potentially receive interest based on the upside performance of an Index. The Cap Rate is the maximum rate that may be credited at the Term End Date based on Index Performance and the Step Rate is the rate credited at the Term End Date if the Index Performance is equal to or greater than zero. (See "Key Features of the Contract - Rate Crediting Type" below.)

Unless you allocate your Purchase Payment to a Shield Option with the Shield 100, you may lose money by investing in the Contract. Unlike the other Shield Options, a Shield Option with the Shield 100 provides a guarantee that we absorb 100% of any negative return on Investment Amounts in those Shield Options. A Fixed Account that guarantees a fixed rate of interest may also be available.

You may withdraw a portion or all of your Account Value at any time until you commence receiving Income Payments, subject to an adjustment to the Investment Amounts. Depending on the performance of the Indices you choose, this adjustment may be substantial. Withdrawal Charges may also apply.

The Contract is available only in those states where it has been approved for sale.

When you purchase the Contract, you can choose between the standard death benefit and an optional Return of Premium death benefit. The standard death benefit is the Account Value, however, if you select the Return of Premium death benefit, the death benefit will be the greater of your (i) Account Value or (ii) Purchase Payment, reduced proportionately by the percentage reduction in Account Value for each partial withdrawal (including any applicable Withdrawal Charge).

Like all annuity contracts the Contract offers a range of annuity options, which provide Income Payments for your lifetime.

See "SPECIAL TERMS" in this prospectus for more detailed explanations of the terms associated with the Shield Options.

The following chart describes the key features of the Contract. Please read this prospectus for more detailed information about the Contract.

KEY FEATURES OF THE CONTRACT

Contract                        Single premium deferred annuity contract.

Purchase Payment                The minimum Purchase Payment: $25,000.
                                Prior approval required for Purchase Payment of $1,000,000 or more.

Owner and Annuitant Issue Ages  85

Contract Periods                The Contract has two periods:

                                o   The Accumulation Period, the period prior to the Annuity Date; and

                                o   The Income Period, which begins on the Annuity Date and during which Income Payments are provided.

Account Value                   The total of the Fixed Account Value and the value of the Shield Option(s)
                                under the Contract, adjusted for any amounts that may be included by rider during the Accumulation Period.

Shield Option                   You may allocate your Purchase Payment or transfer your Investment Amount to one or more of the available Shield Options or into the Fixed Account.  Each
                                Shield Option has an associated Term, Index, Shield Rate and Rate Crediting
                                Type.

 Term                           The initial Term(s) begin on the Issue Date.  The Term may be 1, 3, or 6 years in length.

 Indices                        We currently offer two types of indices:  Indices based on the performance of securities ("Securities Indices") and an Index based on the performance of commodities (the "Commodity Index").  In the future we may offer Shield
                                Options based on other types of Indices.  We may also add other indices for new
                                Contracts at our discretion.

                                The Indices are as follows:

                                o  [Index A];

                                o  [Index B];

                                o  [Index C];

                                o  [Index D]; and

                                o  [Index E].

 Shield Rate                    The amount of any negative Index Performance that is absorbed by us at the
                                Term End Date.  Any negative Index Performance beyond the Shield Rate will reduce the Investment Amount.  The Shield Rate may vary between Shield
                                Options and it is not an annual rate but is the rate for the duration of the Term.
                                We currently offer Shield Rates of 10% ("Shield 10"), 15% ("Shield 15"), 25%
                                ("Shield 25") and 100% ("Shield 100").

                                In deciding whether to purchase a Shield Option with a higher Shield Rate, you should consider that Shield Options with higher Shield Rates tend to have lower
                                Cap Rates and Step Rates compared to Shield Options that have the same index and term but provide lower Shield Rates.

 Rate Crediting   Type          Cap Rate:  The maximum rate that may be credited at the Term End Date based on Index Performance.  The Cap Rate may vary between Shield Options and it is not an annual rate but is the rate for the duration of the Term.; or

                                Step Rate:  The rate credited at the Term End Date if the Index Performance is equal to or greater than zero.  The Step Rate may vary between Shield Options and it is not an annual rate but is the rate for the duration of the Term.

                                In deciding whether to purchase a Shield Option with a Cap Rate or a Step Rate, you should consider that Step Rates are generally lower than Cap Rates.  If
                                Index Performance is equal to or greater than zero but less than the Step Rate, and you chose a Cap Rate for your Shield Option, your Performance Rate
                                Adjustment will be lower than it would be had you chosen a Step Rate.
                                Alternatively, if the Index Performance is positive and exceeds the Step Rate, and you chose a Step Rate for your Shield Option, your Performance Rate
                                Adjustment will be lower than it would be had you chosen a Cap Rate.

                                The following chart lists the Shield Options (each of which is issued with a Cap
                                Rate unless otherwise noted) currently available:


                                                         SHIELD OPTIONS

                                  TERM                                                        INDEX

                                                           SHIELD 100

                                  1 Year                                                     [Index A]
                                                                                       [Index A] / Step Rate

                                                           SHIELD 25

                                  6 Year                                                     [Index A]

                                                           SHIELD 15

                                  3Year                                                      [Index A]

                                  6 Year                                                     [Index A]

                                                           SHIELD 10

                                  1 Year                                                     [Index A]
                                                                                       [Index A] / Step Rate
                                                                                             [Index B]
                                                                                             [Index C]
                                                                                             [Index D]
                                                                                             [Index E]

                                  3 Year                                                     [Index A]
                                                                                       [Index A] / Step Rate
                                                                                             [Index B]
                                                                                             [Index C]
                                                                                             [Index D]
                                                                                             [Index E]

                                  6 Year                                                     [Index A]

Performance Rate Adjustment     A Performance Rate Adjustment will be applied to the Investment Amount in each Shield Option on any day during the Term, up to, and including, the Term
                                End Date, based on the Index Performance of the associated Index.  The
                                Performance Rate Adjustment may be positive, zero or negative.  When the
                                Performance Rate Adjustment is positive we may also refer to this adjustment as
                                "earnings."  When the Performance Rate Adjustment is negative we may also refer to this adjustment as "losses."

Interim Value                   For each Shield Option, the value we assign on any Business Day prior to the
                                Term End Date.  During the Transfer Period, the Interim Value of each Shield
                                Option will equal the Investment Amount in that Shield Option.  After the
                                Transfer Period, the Interim Value of that Shield Option is equal to the
                                Investment Amount in the Shield Option, adjusted for the Index Performance of the associated Index and subject to the applicable Accrued Shield Rate, Accrued
                                Cap Rate or Accrued Step Rate.  The Interim Value is the amount that is available for annuitization, death benefits, withdrawals and Surrenders.

Transfers                       During the Accumulation Period you may make transfers to the Fixed Account and/or to new Shield Option(s) during the Transfer Period.  The effective date of such transfer is the first day of the Interest Rate Term and/or a Term(s) in which the transfer is made.

Fixed Account                   See Appendix C.

Access to Your Money            You may withdraw some or all of your money at any time prior to the Annuity
                                Date.  For any withdrawal, a Performance Rate Adjustment, as of the date of the withdrawal, will apply.  In addition, a withdrawal taken in excess of the Free
                                Withdrawal Amount may be subject to a Withdrawal Charge.  The Free
                                Withdrawal Amount for each Contract Year, after the first, is equal to 10% of your Account Value, as of the prior Contract Anniversary, less the total amount withdrawn from the Account Value in the current Contract Year.  The Free
                                Withdrawal Amount is non-cumulative and is not carried over to other Contract
                                Years.

Withdrawal Charge               A percentage charge applied to withdrawals in excess of the Free Withdrawal Amount.
                                The Withdrawal Charge is calculated at the time of each withdrawal in accordance with the following:

                                   Number of Complete Contract Years
                                            since Issue Date                  Withdrawal Charge percentage
                                   ---------------------------------          ----------------------------
                                                   0                                        9%
                                                   1                                        8%
                                                   2                                        8%
                                                   3                                        7%
                                                   4                                        6%
                                                   5                                        5%
                                               6 or more                                    0%

Withdrawal Charge Waivers       Withdrawal Charges will be waived for (if permitted in your state):

                                  (i)    Maturity of the Contract;

                                  (ii)   Payment of the death benefit;

                                  (iii)  Application of your Account Value to an Annuity Option;

                                  (iv)   If the withdrawal is to avoid required Federal income tax penalties or to satisfy Federal income tax rules concerning minimum distribution requirements that apply to your Contract, except for RMDs on a decedent Roth IRA.  For purposes of this exception, we assume that the Contract is the only contract or funding vehicle from which distributions are required to be taken and we will ignore all other
                                         Account Values;

                                  (v)    If you properly "recharacterize" as permitted under Federal tax law your
                                         Traditional IRA Contract or Roth IRA Contract issued by us;

                                  (vi)   If we agree in writing that none will apply.  For example, if you transfer your Account Value to another approved annuity contract issued by us or one of our affiliates;

                                  (vii)  Withdrawals pursuant to the Nursing Home Exception or the Terminal Illness Exception; or

                                  (viii) Withdrawals up to the Free Withdrawal Amount.

Death Benefits                  If you die during the Accumulation Period, we will pay either the standard death benefit or the optional Return of Premium death benefit (this optional benefit is irrevocable if selected by you at the time the Contract is issued) to your Beneficiary (or Beneficiaries).

                                The standard death benefit is the Account Value.

                                The optional Return of Premium death benefit will be the greater of:

                                  (i)   your Account Value or;

                                  (ii)  your Purchase Payment, reduced proportionately by the percentage reduction in Account Value for each partial withdrawal (including any applicable Withdrawal Charge).

                                Other than a Shield Option with the Shield 100, the cost for this optional death benefit will be reflected in lower Cap Rates and Step Rates, which will not be less than the minimum rates stated in the Contract, than if this optional benefit was not elected.

Annuity Options                 You can choose an Annuity Option.  After Income Payments begin, you cannot change the Annuity Option.  You can choose one of the following Annuity Options on a fixed payment basis or any other Annuity Option acceptable to us:

                                  (i)   Life Annuity;

                                  (ii)  Life Annuity with 10 Years of Income Payments Guaranteed;

                                  (iii) Joint and Last Survivor Annuity; and

                                  (iv)  Joint and Last Survivor Annuity with 10 Years of Income Payments Guaranteed.

Charges and Expenses            You will bear the following charges and expenses:

                                  (i)   Withdrawal Charges;

                                  (ii)  Premium and Other Taxes; and

                                  (iii) Lower Cap Rates and Step Rates if the Return of Premium Death Benefit is selected.

Your Right to Cancel            You may cancel the Contract within a certain time period after receiving it.  This is known as a "free look."  Unless otherwise required by state law, we will return either your Purchase Payment or Account Value, depending on your state, and we will not deduct a Withdrawal Charge.

                                  RISK FACTORS

The purchase of the Contract involves certain risks. You should carefully consider the following factors, in addition to the matters set forth elsewhere in the prospectus, prior to purchasing the Contract.

o There is a risk of substantial loss of your principal (unless you allocated your Purchase Payment to a Shield Option with the Shield 100 or the Fixed Account) because you agree to absorb all losses that exceed the Shield Rate for the Shield Options you select under the Contract. This means that if a negative Index Performance for a Shield Option you select exceeds the corresponding Shield Rate at the Term End Date, you will bear the portion of the loss that exceeds the Shield Rate.

o When you purchase the Contract and allocate your Purchase Payment to a Shield Option(s), you will not be investing in the Index for the Shield Options you select or in a mutual fund or exchange traded fund that tracks the Index for the Shield Options you select. Your Performance Rate Adjustment for a Shield Option is limited by a Cap Rate or Step Rate, which means your Investment Amount will be lower than if you had invested in a mutual fund or exchange traded fund designed to track the performance of the applicable Index and the performance is greater than your Cap Rate or Step Rate.

o If you purchase a Contract with the optional Return of Premium Death Benefit, the Cap Rates and Step Rates set for your Shield Options under the Contract will be lower than the Cap Rates and Step Rates that you would have received had you purchased the Contract without this optional death benefit, except for a Shield Option with the Shield 100. In deciding whether to purchase the optional death benefit, you should consider the desirability of the benefit, relative to the generally lower Cap Rates and Step Rates that will be set under your Contract for the life of the Contract as compared to a Contract purchased without such benefit, and your needs.

o The method we use in calculating your Interim Value may result in an amount that is less than the amount you would receive had you held the investment until the Term End Date.

o If you take a withdrawal, including RMDs, your Account Value will be reduced by the amount withdrawn proportionately from your Shield Options and Fixed Account unless you tell us from which options, in which you currently have any Account Value, where the withdrawal should be taken.

o If you die (unless you selected the optional Return of Premium Death Benefit), make a withdrawal or Surrender your Contract prior to the Term End Date, we will pay the Interim Value, which may be less than if you held the Contract until all of your Shield Options reached their Term End Dates.

o If your Contract is annuitized prior to a Term End Date, we will use the Interim Value to calculate the Income Payments you will receive based on the applicable Annuity Option. In deciding on an Annuity Date, you should take into consideration the Term End Dates of your Shield Options relative to the Annuity Date you have chosen.

o The calculation of the Interim Value will be based on Index Performance and the applicable Accrued Shield Rate, Accrued Cap Rate or Accrued Step Rate as of the date of the calculation. Shield Rates, with the exception of a Shield 100, Cap Rates and Step Rates accrue during the Term and only reach full accrual on the last day of a Term. If negative Index Performance is constant during the Term, the Interim Value will be lower the earlier a withdrawal is made during the Term because the Shield Rate is accruing during this period. Also, withdrawals prior to the Term End Date, when Index Performance is positive, are subject to an Accrued Cap Rate or Accrued Step Rate based on the period those amounts were invested in the Shield Option. This means the earlier you take a withdrawal the lesser extent to which any positive Index Performance is reflected in your Account Value due to the accruing of the Cap Rate or Step Rate.

o You may make transfers between the Fixed Account and the Shield Option(s) only during the Transfer Period. You cannot make transfers outside the Transfer Period and you cannot transfer out of a current Shield Option to another Shield Option or the Fixed Account until the Term End Date of the current Shield Option and you cannot transfer out of the Fixed Account to a Shield Option until the Interest Rate Term End Date (which will not be less than one (1) year). In both cases, the amount transferred, can only be transferred to new Shield Options or the Fixed Account and not a Shield Option you may currently have whose Term has not ended as of the date you would like to transfer such amount. This may limit your ability to react to market conditions.

We may stop offering Shield Options, consequently, a Shield Option may not be available for you to transfer your Investment Amount or Fixed Account Value into after a Term End Date or the Interest Rate Term End Date. However, a Shield Option with the Shield 100 will be available to you for at least your first six
(6) Contract Years, subject to the transfer requirements.

In addition, you should understand that for renewals into the same Shield Option, a new Cap Rate or Step Rate, as applicable, will be declared and will go into effect on the Contract Anniversary that coincides with the beginning of the new Shield Option.

o We have the right to substitute a comparable index prior to the Term End Date if any Index is discontinued or, at our sole discretion, we determine that our use of such Index should be discontinued, or if the calculation of an Index is substantially changed. We would attempt to choose a substitute index that has a similar investment objective and risk profile to the replaced index. Upon substitution of an Index, we will calculate your Index Performance on the replaced Index up until the date of substitution and the substitute Index from the date of substitution to the Term End Date. An Index substitution will not change the Shield Rate, Cap Rate or Step Rate for an existing Shield Option.

o You may withdraw some or all of your money at any time prior to the Annuity Date, however, any applicable Withdrawal Charge is calculated as a percentage of the amount withdrawn. After the first Contract Year, the Contract provides for a limited free access to your money, called the Free Withdrawal Amount. If you withdraw an amount that is greater than the Free Withdrawal Amount for your Contract, you may be subject to a Withdrawal Charge which will reduce the amount that is payable to you. For example, assume you make a $1,000 Purchase Payment at Contract issue. If your Account Value is $800 in the beginning of the fifth (5/TH/) Contract Year and you take a full withdrawal from your Contract, the Free Withdrawal Amount is $80 (10% of $800) and a Withdrawal Charge percentage of 5% is applied to the remaining amount. This is a 5% reduction of your Account Value, less the Free Withdrawal Amount ($720 = $800-$80). The Withdrawal Charge would be $36 (5% of $720). This results in a cash value of $764 paid to you ($764 = $800 - $36). If you make a withdrawal before a Term End Date, a Performance Rate Adjustment, as of the date of the withdrawal, will apply. A Performance Rate Adjustment may result in a loss that is greater than the Accrued Shield Rate when Index Performance is negative on the date of the withdrawal. Performance Rate Adjustments, at the time of the withdrawal, may decrease the amount that is payable to you.

o If your Account Value falls below the Minimum Account Value as a result of a withdrawal, we may terminate your Contract.

o No company other than MICC has any legal responsibility to pay amounts that MICC owes under the Contract. An Owner should look to the financial strength of MICC for its claims-paying ability.

                              THE ANNUITY CONTRACT

This prospectus describes the MetLife Flex Market Shield/SM/ Annuity issued by us. The MetLife Flex Market Shield/SM/ Annuity is a contract between you as the Owner, and us, the insurance company, where you agree to make a Purchase Payment to us and we agree to make a series of Income Payments at a later date you select (the "Annuity Date").

The Contract, like all deferred annuity contracts, has two periods: the Accumulation Period and the Income Period. During the Accumulation Period, Account Value accumulates on a tax-deferred basis and is taxed as income when you make a withdrawal. If you make a withdrawal during the Accumulation Period, we may assess a Withdrawal Charge of up to 9%. Withdrawals, depending on the amount and timing, may negatively impact the benefits and guarantees provided by your Contract. You should carefully consider whether a withdrawal under a particular circumstance will have any negative impact to your benefits or guarantees. The Income Period occurs when you or a designated payee begin receiving regular Income Payments from your Contract.

The maximum issue age for this Contract is 85.

When you purchase the Contract, you can choose one or more of the available Shield Options and the Fixed Account. A Purchase Payment applied to the Shield Options is allocated to the Separate Account. You do not share in the investment performance of assets allocated to the Separate Account. We are obligated to pay all money we owe under the Contract, including death benefits and income payments. Any such amount that exceeds the assets in the Separate Account is paid from our General Account, subject to our financial strength and claims-paying ability and our long-term ability to make such payments, and is not guaranteed by any other party. (See "THE SEPARATE ACCOUNT.")

The Contract is intended for retirement savings or other long-term investment purposes. The Contract benefits from tax deferral. Tax deferral means that you are not taxed on Account Value or appreciation on the assets in your Contract until you take money out of your Contract. For any tax qualified account (e.g., an IRA), the tax deferred accrual feature is provided by the tax qualified retirement plan. Therefore, there should be reasons other than tax deferral for acquiring the Contract within a qualified plan. (See "FEDERAL TAX CONSIDERATIONS.")

In most states, the Contract also contains a Fixed Account (contact your registered representative regarding the availability in your state). The Fixed Account is not offered by this prospectus. The Fixed Account offers an interest rate that is guaranteed by us. The minimum interest rate depends on the date your Contract is issued and is indicated on your Contract Schedule. Your registered representative can tell you the current and minimum interest rates that apply. If you select the Fixed Account, your money will be placed with our other General Account assets, and the amount of money you are able to accumulate in your Contract during the Accumulation Period depends upon the total interest credited to your Contract. The Fixed Account is part of our General Account. Our General Account consists of all assets owned by us other than those in the Separate Account and our other separate accounts. We have sole discretion over the investment of assets in the General Account and the Separate Account. If you select an Annuity Option during the Income Period, payments are made from our General Account assets.

The amount of the Income Payments you receive during the Income Period from an Income Payment option will remain level for the entire Income Period, subject to the payout chosen. (See "Income Payments (The Income Period)" for more information.)

As Owner, you exercise all interests and rights under the Contract. You can change the Owner at any time, subject to our underwriting requirements. The Contract may be owned generally by Joint Owners (limited to natural persons). (See "OWNERSHIP PROVISIONS.")

Under the Code, spousal continuation and certain distribution options are available only to a person who is defined as a "spouse" under the Federal Defense of Marriage Act or other applicable Federal law. All Contract provisions will be interpreted and administered in accordance with the requirements of the Code. Therefore, under current Federal law, a purchaser who has or is contemplating a civil union or same-sex marriage should note that the favorable tax treatment afforded under Federal law would not be available to such same-sex partner or same-sex spouse. Same-sex partners or spouses who own or are considering the purchase of annuity products that provide benefits based upon their status as a spouse should consult a tax advisor.

REPLACEMENT OF CONTRACTS

EXCHANGES. Generally you can exchange one annuity contract for another in a tax-free exchange under Section 1035 of the Code. Before making an exchange, you should compare both annuities carefully. If you exchange another annuity for the one described in this prospectus, you might have to pay a withdrawal charge on your old annuity, and there will be a new Withdrawal Charge period for the Contract. Other charges may be higher (or lower) and the benefits may be different. Also, because we will not issue the Contract until we have received the initial premium from your existing insurance company, the issuance of the Contract may be delayed. Generally, it is not advisable to purchase a Contract as a replacement for an existing annuity contract. Before you exchange another annuity for our Contract, ask your registered representative whether the exchange would be advantageous, given the Contract features, benefits and charges.

EXCHANGE PROGRAMS. From time to time we may offer programs under which certain annuity contracts previously issued by us or one of our affiliates may be exchanged for the Contracts offered by this prospectus. Currently, with respect to exchanges from certain of our annuity contracts to the Contract, an existing Contract is eligible for exchange if a Surrender of the Contract would not trigger a Withdrawal Charge. The Account Value of the Contract attributable to the exchanged assets will not be subject to any Withdrawal Charge. You should carefully consider whether an exchange is appropriate for you by comparing the benefits and other guarantees provided by the Contract you currently own to the benefits and guarantees that would be provided by the new Contract offered by this prospectus. Then, you should compare the fees and charges of your current contract to the fees and charges of the new Contract, which may be higher than your current contract. The programs we offer will be made available on terms and conditions determined by us, and any such programs will comply with applicable law. We believe the exchanges will be tax free for Federal income tax purposes; however, you should consult your tax advisor before making any such exchange.

                                    PURCHASE

The Contract may not be available for purchase through your broker dealer ("selling firm") during certain periods. There are a number of reasons why the Contract periodically may not be available, including that the insurance company wants to limit the volume of sales of the Contract. You may wish to speak to your registered representative about how this may affect your purchase. For example, you may be required to submit your purchase application in Good Order prior to or on a stipulated date in order to purchase a Contract, and a delay in such process could result in your not being able to purchase a Contract. Your selling firm may offer the Contract with a lower maximum issue age for the Contract and certain riders than other selling firms.

PURCHASE PAYMENT

A Purchase Payment is the total amount of money you give us to invest in the Contract. The Purchase Payment is due on the date the Contract is issued.

o    The minimum Purchase Payment we will accept is $25,000.

o If you want to make a Purchase Payment of $1,000,000 or more you will need our prior approval.

o We reserve the right to refuse a Purchase Payment made via a personal check in excess of $100,000. A Purchase Payment over $100,000 may be accepted in other forms, including, but not limited to, EFT/wire transfers, certified checks, corporate checks, and checks written on financial institutions.

o We will not accept a Purchase Payment made with cash, money orders, or travelers checks.

We reserve the right to reject any application.

ALLOCATION OF THE PURCHASE PAYMENT

You may allocate your Purchase Payment to one or more of the available Shield Options or into the Fixed Account. On your Issue Date, your Purchase Payment is allocated to the Shield Option(s) and/or the Fixed Account, as you specified on the application, unless we receive Notice of any changes from you before we have issued your Contract. All allocations must be in whole percentages that total 100% or in whole dollars. Once your Purchase Payment is allocated to the Shield Options and/or the Fixed Account, they become part of your Account Value.

                                 SHIELD OPTIONS

The MetLife Flex Market Shield/SM/ Annuity is not a variable annuity where your account value varies based on the investment performance of the underlying portfolios you choose, rather the Shield Options offer potential interest based upon index performance. This potential interest - the Performance Rate Adjustment - may be a positive or negative percentage or zero. You may allocate your Purchase Payment to one or more of the Shield Options we currently offer and the Fixed Account. Based upon the Index Performance of the Index associated with the Shield Option, a Performance Rate Adjustment will be applied to the Investment Amount in that Shield Option on any day during the Term that you make a withdrawal from the Shield Option, Surrender your Contract, annuitize your Contract, a Death Benefit is paid or the Term ends. Given that Index Performance may be positive, zero or negative, your Performance Rate Adjustment may be positive, zero or negative. It is possible for you to lose a portion of the Purchase Payment and any earnings invested in the Contract. The Performance Rate Adjustment is based on a certain amount of protection against decreases in an Index Value and a limitation on potential interest based on an Index Value. The extent of the downside protection varies by the Shield Rate you select. If you access amounts in the Shield Options before the Term End Date, we will instead calculate an Interim Value on each Business Day between the Term Start Date and the Term End Date. (See "Interim Value Calculation.")

You have the opportunity to allocate your Investment Amount to any of the Shield Options described below, subject to the requirements, limitations and procedures disclosed in the prospectus. We are not obligated to offer any one particular Shield Option. Also, we are not obligated to offer any Shield Options. Each Shield Option has an associated (i) Term, (ii) Index, (iii) Shield Rate and (iv) Rate Crediting Type.

The following chart lists the Shield Options (each of which is issued with a Cap Rate unless otherwise noted) currently available:

                                 SHIELD OPTIONS

              TERM                                           INDEX

                                   SHIELD 100

                                                           [Index A]
              1 Year                                 [Index A] / Step Rate

                                   SHIELD 25

              6 Year                                       [Index A]

                                   SHIELD 15

              3 Year                                       [Index A]

              6 Year                                       [Index A]

                                   SHIELD 10

              1 Year                                       [Index A]
                                                     [Index A] / Step Rate
                                                           [Index B]
                                                           [Index C]
                                                           [Index D]
                                                           [Index E]

              3 Year                                       [Index A]
                                                     [Index A] / Step Rate
                                                           [Index B]
                                                           [Index C]
                                                           [Index D]
                                                           [Index E]

              6 Year                                       [Index A]


The Indices are described in more detail below, under the heading "Indices." For each new Shield Option we declare a new Cap Rate or a new Step Rate, as applicable, for each Term. The initial Cap Rate or Step Rate, as applicable, for each Shield Option is declared on the Issue Date. Thereafter the Cap Rate or Step Rate, as applicable, for each subsequent Shield Option is declared for each subsequent Term. See "Cap Rate" and "Step Rate".

ALSO PLEASE NOTE, SHIELD OPTIONS WITH HIGHER SHIELD RATES TEND TO HAVE LOWER CAP RATES AND STEP RATES, AS APPLICABLE, THAN OTHER SHIELD OPTIONS THAT USE THE SAME INDEX AND TERM BUT PROVIDE LOWER SHIELD RATES. For example, a [Index A] with a 1 year Term and a Shield 100 will tend to have a Cap Rate that is lower than a [Index A] with a 1 year Term and a Shield 10.

We reserve the right to change the duration of any new Shield Options, stop offering any or all of the Shield Options or suspend offering any or all of the Shield Options temporarily. We may also add Shield Options in the future. All Shield Options may not be available in all states.

TERM

The Term is the number of years that a Shield Option is in effect. For specific Shield Options we currently offer Terms of 1 year, 3 years or 6 years. An Initial Term(s) begins on the Issue Date. A Term ends and a subsequent Term begins, on the Contract Anniversary coinciding with the term duration of the then current Term for the Shield Option you have selected.

TERM START DATE

Each Shield Option will have a Term Start Date, which is the Contract Anniversary on which a Shield Option is established. The initial Term Start Date(s) begins on the Issue Date, and thereafter, will be the Contract Anniversary coinciding with the term duration of the Term for the Shield Option completed.

TERM END DATE

The Contract Anniversary on which a Shield Option ends. We will send you written Notice thirty (30) days in advance of the maturing Shield Options in which you are currently invested. At the Term End Date, the Investment Amount allocated to the Shield Option that has reached its Term End Date will automatically be renewed into the same Shield Option unless you elect to transfer such amount into a different Shield Option(s) or the Fixed Account. If the same Shield Option is no longer available at the Term End Date, the Investment Amount will automatically transfer into the Fixed Account at the Term End Date, unless you instruct us otherwise. The amounts transferred to the Fixed Account must remain in the Fixed Account until the Interest Rate Term End Date (which, currently, will not be less than one (1) year). If the Fixed Account is not available, the Investment Amount will automatically transfer into the Shield Option with, in order of priority, the shortest Term, the highest Shield Rate and the lowest Cap Rate, from the Shield Options available at the Term End Date, unless you instruct us otherwise. You have the Transfer Period to notify us that you want to transfer some or all of your Investment Amount to a new Shield Option(s) or the Fixed Account. For renewals into the same Shield Option, a new Cap Rate or Step Rate, as applicable, will be declared and will go into effect on the Contract Anniversary that coincides with the beginning of the new Term in the Shield Option that just ended. The amount transferred to the new Shield Option is the Investment Amount as of the Contract Anniversary.

INDICES

The Performance Rate of a Shield Option is based on the performance of the associated Index. We currently offer Shield Options based on two types of
Indices: Indices based on the performance of securities (the "Securities Indices") and an Index based on the performance of commodities (the "Commodity Index"). In the future we may offer Shield Options based on other types of indices. We may also add or remove indices for new Contracts at our discretion.

Securities Indices.

The following Securities Indices are currently available:

[Index A].  [TO COME]

[Index B].  [TO COME]

[Index C].  [TO COME]

[Index D].  [TO COME]

Commodities Index.

The following Commodity Index is currently available:

[Index E].  [TO COME]

See Appendix A for important information regarding the publishers of the Indices.

DISCONTINUATION OR SUBSTANTIAL CHANGE TO AN INDEX. If any Index is discontinued or, we determine that our use of such Index should be discontinued, or if the calculation of an Index is substantially changed, we may substitute a comparable index with a similar investment objective and risk profile. We will send you a Notice in writing before any such substitution is made. Upon substitution of an Index, we will calculate your Index Performance on the existing Index up until the date of substitution and the substitute Index from the date of substitution to the Term End Date. An Index substitution will not change the Term, Shield Rate, Cap Rate or Step Rate for an existing Shield Option.

INDEX VALUE

The Index Value of an Index, on a Business Day, is the published closing value of the Index on that Business Day. The Index Value on any day that is not a Business Day is the value as of the prior Business Day. We will use consistent sources to obtain Index Values. If these sources are no longer available for specific indices, we will select an alternative published source(s) for these Index Values.

INDEX PERFORMANCE

The Performance Rate of a Shield Option is based on the performance of an Index. Index Performance is the percentage change in an Index Value measured from the Term Start Date to any day, including the Term End Date, within the Term. The Index Performance can be positive, zero or negative.

SHIELD RATES

The Shield Rate is accrued from the Term Start Date to the Term End Date, and the full Shield Rate only applies if you hold the Shield Option until the Term End Date, other than the Shield 100. The Shield Rate for each Shield Option is the amount of any negative Index Performance that is absorbed by us at the Term End Date. Any negative Index Performance beyond the Shield Rate will reduce the Investment Amount. For example, a -15% Index Performance with a 10% Shield Rate will result in a -5% Performance Rate; or, a -10% Index Performance with a 25% Shield Rate will result in a 0% Performance Rate. The Shield Rate may vary between Shield Options and it is not an annual rate. We currently offer the following Shield Rates: Shield 10, Shield 15, Shield 25 and Shield 100.

Unlike the other Shield Rates, the Shield 100 is not subject to accrual, and so
the Shield 100 is fully accrued on any Business Day during the Term.    This
means you get the full benefit of the Shield 100 regardless of where you are in your Term. For Shield Options without the Shield 100, you get more of the Shield Rate the closer you are to the Term End Date. A Shield Option with the Shield 100 will be available for at least the first six (6) Contract Years, subject to the transfer requirements. See "TRANSFERS."

In deciding whether to choose a Shield Option with a higher Shield Rate, you should consider that Shield Options with higher Shield Rates tend to have lower Cap Rates and Step Rates, as applicable, than Shield Options with lower Shield Rates that have the same index and term.

RATE CREDITING TYPES

CAP RATE

The Cap Rate is the maximum rate that may be credited at the Term End Date based on Index Performance. The Cap Rate may vary between Shield Options and it is not an annual rate. The Cap Rate is measured from the Term Start Date to the Term End Date, and the full Cap Rate only applies if you hold the Shield Option until the Term End Date. For renewals into the same Shield Option a new Cap Rate is declared for each subsequent Term, and such rate will not be less than the minimum guaranteed cap rate, as indicated in your Contract. A thirty (30) day advance written Notice will be mailed to you indicating your maturing Shield Options and how you can obtain the new Cap Rates and Step Rates for the available Shield Options and the interest rate for the Fixed Account. At the Term End Date, the Investment Amount will automatically be renewed into the same Shield Option, with the new Cap Rate, unless you elect to transfer such amount into a different Shield Option(s) or the Fixed Account. See "TRANSFERS."

STEP RATE

The Step Rate is the rate credited at the Term End Date if the Index Performance is equal to or greater than zero. The Step Rate is measured from the Term Start Date to the Term End Date, and the full Step Rate only applies if you hold the Shield Option until the Term End Date. The Step Rate may vary between Shield Options and it is not an annual rate. For renewals into the same Shield Option a new Step Rate is declared for each subsequent Term, and such rate will not be less than minimum guaranteed step rate, as indicated in your Contract. A thirty
(30) day advance written Notice will be mailed to you indicating your maturing Shield Options and how you can obtain the new Step Rates and Cap Rates for the available Shield Options and the interest rate for the Fixed Account. At the Term End Date, the Investment Amount will automatically be renewed into the same Shield Option, with the new Step Rate, unless you elect to transfer such amount into a different Shield Option(s) or the Fixed Account. See "TRANSFERS."

In deciding whether to purchase a Shield Option with a Cap Rate or a Step Rate, you should consider that Step Rates are generally lower than Cap Rates. If Index Performance is equal to or greater than zero but less than the Step Rate, and you chose a Cap Rate for your Shield Option, your Performance Rate Adjustment will be lower than it otherwise would be had you chosen a Step Rate. Alternatively, if the Index Performance is positive and exceeds the Step Rate, and you chose a Step Rate for your Shield Option, your Performance Rate Adjustment will be lower than it would otherwise be had you chosen a Cap Rate.

                 ADDITION OR DISCONTINUANCE OF A SHIELD OPTION

We can add or discontinue any Shield Option. When a change is made to a Shield Option or an Index, or changed subsequent to the Issue Date, we will send a notification describing any changes to the Shield Option, as required by law. This change will take effect under your Contract as of the next Contract Anniversary for any allowable transfers into the Shield Option(s). If you are currently allocated in a Shield Option which is no longer available, you will remain in that Shield Option until the Term End Date, but that Shield Option will no longer be available following the Term End Date. However, a Shield Option with the Shield 100 will be available to you for at least your first six
(6) Contract Years, subject to the transfer requirements. For more on transfers and renewals, see "TRANSFERS."

                               INVESTMENT AMOUNT

The Investment Amount, for each Shield Option, is the amount that is allocated to the Shield Option. The Investment Amount will be reduced for any withdrawal by the same percentage that the withdrawal reduces the Interim Value attributable to that Shield Option. The Investment Amount is adjusted by the Performance Rate at the end of the Term.

             CALCULATING YOUR INVESTMENT AMOUNT ON A TERM END DATE

On the Term End Date, we apply the Performance Rate Adjustment to your Investment Amount. The Performance Rate Adjustment is based on the Performance Rate, which is the rate credited at the Term End Date. The Performance Rate is determined by the Index Performance adjusted for the applicable Shield Rate, Cap Rate or Step Rate. The Performance Rate can be positive, zero or negative and is determined as follows:


                                     IF INDEX PERFORMANCE
SHIELD OPTION TYPE:        (CAN BE POSITIVE, ZERO OR NEGATIVE) IS:                     PERFORMANCE RATE WILL EQUAL:
-------------------- ---------------------------------------------------   ------------------------------------------------------
Shield 100 with a    less than or equal to zero                            zero
Cap Rate
                     greater than zero and less than the Cap Rate          the Index Performance

                     greater than zero and equals or exceeds the Cap Rate  the Cap Rate

Shield 100 with a    less than zero                                        zero
Step Rate
                     equal to or greater than zero                         the Step Rate

Other Shield         less than or equal to zero                            the lesser of: zero or the Index Performance
Options with a Cap                                                         increased by the Shield Rate (For example: a -15%
Rate                                                                       Index Performance with a Shield 10 will result in a
                                                                           -5% Performance Rate.  The Performance Rate can
                                                                           never be greater than zero if the Index Performance
                                                                           is negative.)

                     greater than zero and less than the Cap Rate          the Index Performance

                     greater than zero and equals or exceeds the Cap Rate  the Cap Rate

Other Shield                                                               the lesser of: zero or the Index Performance
Options with a Step  less than zero                                        increased by the Shield Rate (For example: a -15%
Rate                                                                       Index Performance with a Shield 10 will result in a
                                                                           -5% Performance Rate.  The Performance Rate can
                                                                           never be greater than zero if the Index Performance
                                                                           is negative.)

                     equal to or greater than zero                         the Step Rate

EXAMPLES
--------

Example 1 set forth below, as well as Examples 2-4 found throughout this prospectus, are intended to illustrate how your Contract works. They will use hypothetical "Owner 1" and "Owner 2" to illustrate the following:

Example 1 - Calculating your Investment Amount on a Term End Date  (See below.)

Example 2 - Calculating your Interim Value  (See "INTERIM VALUE CALCULATION.")

Example 3 - Withdrawals  (See "WITHDRAWAL PROVISIONS.")

Example 4 - Transfers  (See "TRANSFERS.")

In order to illustrate the impact of Index Performance on the Investment Amount of a Shield Option, Owner 1's allocations have positive Index Performance and Owner 2's allocations have negative Index Performance in Examples 1-4.

These examples should not be considered a representation of past or future performance for any Shield Option. Actual performance may be greater or less than those shown. Similarly, the Index Values in the examples are not an estimate or guarantee of future Index Performance.

The rates for the Rate Crediting Types shown in the following examples are for illustrative purposes only and may not reflect actual declared rates.

In the example tables, "N/A" has been inserted where a value is not necessary for the calculation being made.

Values are rounded for display purposes only.

EXAMPLE 1 - CALCULATING YOUR INVESTMENT AMOUNT ON A TERM END DATE

Owner 1 and Owner 2 each allocate their $150,000 Purchase Payment equally into the same three Shield Options. They each have Shield Option 1 and Shield Option 2 that have 2/1/15 Term End Dates and want to know what their Investment Amount is in each of those Shield Options as of that date.

For this example assume the following:

o  Issue Date is 2/1/14.

o  No withdrawals.

                                 Owner 1                                                              Owner 2
--------------------------------------------------------------------  ------------------------------------------------------------
                        Shield          Shield           Shield                         Shield          Shield          Shield
                       Option 1        Option 2         Option 3                       Option 1        Option 2        Option 3
                      ------------   ------------    -------------                   -------------   ------------    ------------
 Purchase                                                              Purchase
  Payment             $ 50,000         $ 50,000         $50,000         Payment        $50,000        $50,000          $50,000
   Term                1 year           1 year          3 year           Term          1 year          1 year           3 year
   Index               Index A          Index B         Index C          Index         Index A        Index B          Index C
Index Value                                                            Index Value
 on 2/1/14              1,000           1,000             500           on 2/1/14       1,000          1,000             500
Index Value                                                            Index Value
 on 2/1/15              1,200            1,050            600           on 2/1/15        800            850              400
Shield Rate           Shield 100       Shield 10        Shield 15      Shield Rate     Shield 100     Shield 10        Shield 15
   Rate                                                                   Rate
Crediting              5% Cap          10% Step          30% Cap       Crediting        5% Cap        10% Step          30% Cap
   Type                 Rate             Rate             Rate            Type           Rate           Rate             Rate
   Index                                                                 Index
Performance              20%              5%               N/A         Performance       -20%           -15%              N/A
Performance                                                            Performance
   Rate                   5%             10%               N/A             Rate            0%            -5%              N/A
Performance                                                            Performance
   Rate                 $2,500          $5,000             N/A             Rate           $0           -$2,500            N/A
Adjustment                                                              Adjustment
INVESTMENT                                                              INVESTMENT
 AMOUNT AS                                                               AMOUNT AS
 OF 2/1/15             $52,500          $55,000            N/A           OF 2/1/15      $50,000        $47,500            N/A

OWNER 1:
--------

SHIELD OPTION 1:

Index Performance = 20%

                                        1,200-1000 = 200
                                        200/1000 = 20%

Performance Rate = 5%
(since Index Performance is greater than zero and exceeds the Cap Rate, the Performance Rate equals the Cap Rate. The Performance Rate is capped at 5%, even though the Index Performance is greater than 15%.)

Performance Rate Adjustment (earnings) = $2,500

                                        $50,000 x 5% = $2,500

INVESTMENT AMOUNT AS OF 2/1/15 = $52,500

                                        $50,000 + $2,500 = $52,500

SHIELD OPTION 2:

Index Performance = 5%

                                        1,050-1,000 = 50
                                        50/1,000 = 5%

Performance Rate = 10%
(since Index Performance is equal to or greater than zero, the Performance Rate equals the Step Rate. Because of the Step Rate, the Performance Rate is 10%, even though the Index Performance is only 5%.)

Performance Rate Adjustment (earnings) = $5,000

                                        $50,000 x 10% = $5,000

INVESTMENT AMOUNT AS OF 2/1/15 = $55,000

                                        $50,000 + $5,000 = $55,000

OWNER 2:
--------

SHIELD OPTION 1:

Index Performance = -20%

                                        800-1,000 = -200
                                        -200/1,000 = -20%

Performance Rate = 0%
(since Index Performance is less than or equal to zero, the Performance Rate equals zero (0). The Shield 100 absorbs 100% of any negative return so the Performance Rate is 0%, even though the Index Performance is -20%.)

Performance Rate Adjustment = $0

                                        $50,000 x 0% = $0

INVESTMENT AMOUNT AS OF 2/1/15 = $50,000

                                        $50,000 + $0 = $50,000

SHIELD OPTION 2:

Index Performance = -15%

                                        850-1,000 = -150
                                        -150/1,000 = -15%

Performance Rate = -5%
(since Index Performance is less than zero, the Performance Rate is equal to the lesser of zero (0) or the Index Performance increased by the Shield Rate (-15% + 10% = -5%). The Performance Rate equals -5% because this is less than 0.)

Performance Rate Adjustment (losses) = -$2,500

                                        $50,000 x -5% = -$2,500

INVESTMENT AMOUNT AS OF 2/1/15 = $47,500

                                        $50,000 + (-$2,500) = $47,500

                           INTERIM VALUE CALCULATION

Your Investment Amount in each Shield Option on the Term End Date is calculated as described above "Calculating your Investment Amount on a Term End Date". In setting the various rates we use in calculating the Investment Amount, we assume that you are going to hold a Shield Option until the Term End Date. Nevertheless, you have the right under the Contract to make withdrawals, Surrender the Contract or annuitize before the Term End Date. Therefore, we calculate an Interim Value on each Business Day between the Term Start Date and prior to the Term End Date that you make a withdrawal, Surrender the Contract, annuitize or we pay a death benefit. It is equal to the Investment Amount in the Shield Option, adjusted for the Index Performance of the associated Index and subject to the applicable Accrued Shield Rate, Accrued Cap Rate or Accrued Step Rate. A withdrawal from a Shield Option will reduce your Interim Value by the amount withdrawn on the date of withdrawal. The Interim Value calculation is different than the calculation we use to calculate the Investment Amount for a Shield Option on the Term End Date. Prior to the Term End Date, we use the Interim Value to calculate the amount that is available for (1) annuitizations;
(2) death benefits; (3) withdrawals; or (4) Surrenders.

ACCRUED SHIELD RATE FOR INTERIM VALUE CALCULATION

The Accrued Shield Rate is the portion of the Shield Rate that has accrued from the Term Start Date to any day within the Term. This is the amount that will be applied in calculating the Interim Value on any day prior to the Term End Date if Index Performance is less than zero. The Accrued Shield Rate is equal to the Shield Rate multiplied by the number of days elapsed since the Term Start Date, divided by the total number of days in the Term. Unlike the other Shield Options, a Shield Option with the Shield 100 is not subject to accrual, and so the Shield 100 is fully accrued on any Business Day during the Term. This means you get the full benefit of the Shield 100 regardless of where you are in your Term. For Shield Options without the Shield 100, you get more of the Shield Rate the closer you are to the Term End Date.

ACCRUED CAP RATE FOR INTERIM VALUE CALCULATION

The Accrued Cap Rate is the portion of the Cap Rate that has accrued from the Term Start Date to any day within the Term. This is the maximum Index Performance that may be applied in calculating the Interim Value on any day prior to the Term End Date if Index Performance is greater than zero. The Accrued Cap Rate is equal to the Cap Rate multiplied by the number of days elapsed since the Term Start Date, divided by the total number of days in the Term.

ACCRUED STEP RATE FOR INTERIM VALUE CALCULATION

The Accrued Step Rate is the portion of the Step Rate that has accrued from the Term Start Date to any day within the Term. This is the rate that will be applied in calculating the Interim Value on any day prior to the Term End Date if Index Performance is equal to or greater than zero. The Accrued Step Rate is equal to the Step Rate multiplied by the number of days elapsed since the Term Start Date, divided by the total number of days in the Term.

For purposes of determining the Accrued Shield Rate, Accrued Cap Rate and Accrued Step Rate, the total number of days in each calendar year of a Term is 365.

PERFORMANCE RATE FOR DETERMINATION OF INTERIM VALUE. The Performance Rate during a particular Term is the Index Performance, adjusted for the applicable Accrued Shield Rate, Accrued Cap Rate or Accrued Step Rate.

As noted above, the Interim Value is calculated using accrued values for the Shield Rate, Cap Rate and Step Rate. So if you annuitize, die, make a withdrawal, Surrender or cancel your Contract before the Term End Date, you will not receive the full benefit of the Shield Rate (other than the Shield 100), Cap Rate or Step Rate but instead will receive the accrued percentage to the date of the annuitization, date of the payment of the death benefit, withdrawal or Surrender. In addition, a withdrawal from a Shield Option will reduce your Interim Value by the amount withdrawn on the date of the withdrawal. For example if you have a Shield Option with a Term Start Date of February 15, 2013, a 6 year Term, a Shield 10 and a 20% Cap Rate and you make a withdrawal on February 15, 2016, halfway through your Term, the Interim Value will be calculated using your Accrued Shield Rate and Accrued Cap Rate. That means your Accrued Shield Rate will be 5% and your Accrued Cap Rate will be 10%. The accrued rates are calculated as follows:

The Shield Rate (10%) is multiplied by the number of days elapsed since the Term Start Date (1095) and divided by the total number of days in the Term (2190), so the Accrued Shield Rate is 5%.

The Cap Rate (20%) is multiplied by the number of days elapsed since the Term Start Date (1095) and divided by the total number of days in the Term (2190), so the Accrued Cap Rate is 10%.

EXAMPLE 2 - CALCULATING YOUR INTERIM VALUE

Owner 1 and Owner 2 each have Shield Option 3 that has a 2/1/17 Term End Date and want to know what their Interim Value is in that Shield Option as of 2/1/15.

For this example assume the following:

o   Issue Date is 2/1/14.

o   No withdrawals.

                             Owner 1                                                         Owner 2
---------------------------------------------------------------     --------------------------------------------------------------
                   Shield           Shield           Shield                             Shield          Shield          Shield
                  Option 1         Option 2         Option 3                           Option 1        Option 2         Option 3
               --------------   -------------     -------------                     -------------    -------------   -------------
 Purchase                                                           Purchase
 Payment        $50,000            $50,000           $50,000        Payment            $50,000         $50,000          $50,000
   Term          1 year            1 year            3 year           Term             1 year           1 year           3 year
  Index         Index A            Index B           Index C         Index              Index A         Index B          Index C
Index Value                                                        Index Value
 on 2/1/14       1,000             1,000               500          on 2/1/14           1,000           1,000             500
Index Value                                                        Index Value
 on 2/1/15       1,200             1,050               600          on 2/1/15            800             850              400
Shield Rate    Shield 100        Shield 10          Shield 15      Shield Rate       Shield 100       Shield 10         Shield 15
   Rate                                                               Rate
 Crediting      5% Cap           10% Step            30% Cap       Crediting           5% Cap         10% Step           30% Cap
   Type          Rate              Rate               Rate            Type              Rate            Rate              Rate
  Accrued                                                           Accrued
  Cap Rate       N/A               N/A                 10%          Cap Rate            N/A              N/A               10%
  Accrued                                                           Accrued
Shield Rate      N/A               N/A                 5%         Shield Rate           N/A              N/A                5%
   Index                                                             Index
Performance      N/A               N/A                 20%        Performance           N/A              N/A              -20%
Performance                                                       Performance
   Rate          N/A               N/A                10%*           Rate               N/A              N/A              -15%*
Performance                                                       Performance
   Rate                                                              Rate
Adjustment       N/A               N/A              $5,000        Adjustment            N/A              N/A            -$7,500
Investment                                                        Investment
Amount as                                                         Amount as
of 2/1/15        N/A               N/A             $50,000        of 2/1/15             N/A              N/A            $50,000
 INTERIM                                                           INTERIM
VALUE AS OF                                                       VALUE AS OF
  2/1/15         N/A               N/A             $55,000         2/1/15               N/A              N/A            $42,500

* Performance Rate using applicable Accrued Shield Rate, Accrued Step Rate and Accrued Cap Rate.

OWNER 1:
--------

SHIELD OPTION 3:

Index Performance = 20%
                                       600-500 = 100
                                       100/500 = 20%

Performance Rate = 10%
(since Index Performance is greater than zero and exceeds the Accrued Cap Rate, the Performance Rate equals the Accrued Cap Rate. The Performance Rate is capped at 10%, even though the Index Performance is greater than 10%.)

Performance Rate Adjustment (earnings) = $5,000

                                       $50,000 x 10% = $5,000

INTERIM VALUE AS OF 2/1/15 = $55,000

                                       $50,000 + $5,000 = $55,000

OWNER 2:
--------

SHIELD OPTION 3:

Index Performance = -20%

                                       400-500 = -100
                                       -100/500 = -20%

Performance Rate = -15%
(since Index Performance is less than zero, the Performance Rate is equal to the lesser of zero (0) or the Index Performance increased by the Accrued Shield Rate (-20% + 5% = -15%). The Performance Rate equals -15% because this is less than zero.)

Performance Rate Adjustment (losses) = -$7,500

                                       $50,000 x -15% = -$7,500
INTERIM VALUE AS OF 2/1/15 = $41,667

                                       $50,000 + (-$7,500) = $42,500

                               YOUR ACCOUNT VALUE

Your Account Value is the total of the Fixed Account Value and the value of the Shield Option(s) under your Contract, adjusted for any amounts that may be included by rider during the Accumulation Period.

                             WITHDRAWAL PROVISIONS

Prior to the Annuity Date, you may, upon Notice to us, request a full or a partial withdrawal and we will withdraw that amount from your Account Value (the "Withdrawal Amount"). A withdrawal will result in a reduction to the Investment Amount in each Shield Option and the Fixed Account in the ratio that each Shield Option and the Fixed Account bears to the total Account Value, unless you instruct us otherwise. The amount payable to you will be a net amount equal to the Withdrawal Amount adjusted for any applicable Withdrawal Charge and any other fees, Premium and Other Taxes and any other rider and endorsement fees.

The total Withdrawal Amount from the Account Value must not be less than the Minimum Partial Withdrawal Amount. If the withdrawal would result in the Account Value being less than the Minimum Account Value, we will treat the withdrawal request as a request for a full withdrawal.

If you request a full or partial withdrawal, the Withdrawal Amount after adjustments for any Withdrawal Charge will result in our paying you a net amount. The net amount payable to you is equal to (a)-(b)-(c)-(d), where:

     (a)  is the amount withdrawn from the Account Value, and

     (b)  is the Withdrawal Charge and other fees, if any, and

     (c)  is the Premium and Other Taxes, if any, and

     (d)  is the rider and endorsement fees, if any.

The Withdrawal Amount will reduce the Investment Amount for each Shield Option by the percentage reduction in the Interim Value of such Shield Option. For example, assume you make a $100,000 Purchase Payment at Contract issue and allocate the Purchase Payment equally to two Shield Options so that each starts with $50,000. This amount is the initial Investment Amount. Assume in 6 months Shield Option A has an Interim Value of $65,000 and Shield Option B has an Interim Value of $45,000. Assume at this time you decide to make a withdrawal
of $20,000.   If the withdrawal is taken completely from Shield Option A, the reduction in the Interim Value is 30.8% ($20,000 / $65,000). The Investment Amount for Shield Option A would then be reduced to $34,615.38 ($50,000 x (1-30.8%)). The total Investment Amount is then $84,615.38 ($34,615.38 +
$50,000). If the entire withdrawal is taken from Shield Option B, the reduction in the Interim Value is 44.4% ($20,000 / $45,000). The Investment Amount for Shield Option B would be reduced to $27,777.78 ( $50,000 x (1-44.4%)). The total Investment Amount is then $77,777.78 ($50,000 + $27,777.78).

A partial withdrawal from a Shield Option does not affect the Cap Rate or Step Rate, as applicable, and the Shield Rate that will apply to the remaining Investment Amounts that are held in the Shield Option through the Term End Date.

After receipt of a Notice of withdrawal from you, we reserve the right to defer payment for a withdrawal for the period permitted by applicable law but not more than six (6) months.

A withdrawal made pursuant to a divorce or separation instrument is subject to the same withdrawal provisions described above.

WITHDRAWAL CHARGE

We impose a Withdrawal Charge to reimburse us for contract sales expenses, including commissions and other distribution, promotion, and acquisition expenses. During the Accumulation Period, you can make a partial or complete withdrawal from your Contract.

The Withdrawal Charge is the percentage of the amount withdrawn from the Account Value in a Contract Year in excess of the Free Withdrawal Amount.

The Withdrawal Charge is calculated at the time of each withdrawal in accordance with the following:

           Number of Complete Contract
           Years since Issue Date           Withdrawal Charge percentage
           -----------------------------    ----------------------------
                        0                                9%
                        1                                8%
                        2                                8%
                        3                                7%
                        4                                6%
                        5                                5%
                   6 or more                             0%

A Withdrawal Charge may be assessed if any amount is withdrawn pursuant to a divorce or separation instrument, if permissible under tax law.

NOTE: For tax purposes, earnings from Non-Qualified Contracts are considered to come out first.

WHEN NO WITHDRAWAL CHARGE APPLIES

In some cases we will not charge you the Withdrawal Charge when you make a withdrawal. We may, however, ask you to prove that you meet any of the following conditions:

     (i)    Maturity of the Contract;

     (ii)   Payment of the death benefit;

     (iii)  Application of your Account Value to an Annuity Option;

     (iv) If the withdrawal is to avoid required Federal income tax penalties or to satisfy Federal income tax rules concerning minimum distribution requirements that apply to your Contract, except for RMDs on a decedent Roth IRA. For purposes of this exception, we assume that the Contract is the only contract or funding vehicle from which distributions are required to be taken and we will ignore all other Account Values;

     (v) If you properly "recharacterize" as permitted under Federal tax law your Traditional IRA Contract or Roth IRA Contract issued by us;

     (vi) If we agree in writing that none will apply. For example, if you transfer your Account Value to another approved annuity contract issued by us or one of our affiliates;

     (vii) Withdrawals pursuant to either the Nursing Home Exception or the Terminal Illness Exception (see below); or

     (viii) Withdrawals up to the Free Withdrawal Amount.

Nursing Home Exception/Terminal Illness Exception. After the first Contract Year, if approved in your state, and your Contract provides for this, a Withdrawal Charge which would otherwise apply to a withdrawal will be waived, if you, or your Joint Owner:

o Nursing Home Exception) Has been a resident of certain nursing home facilities or a hospital for a minimum of 90 consecutive days or for a minimum total of 90 days where there is no more than a 6-month break in that residency and the residencies are for related causes, where you have exercised this right no later than 90 days after exiting the nursing home facility or hospital. The confinement must be prescribed by a physician and be medically necessary; or

o (Terminal Illness Exception) Is diagnosed with a terminal illness and not expected to live more than 12 months (a physician certifies to your illness and life expectancy) and you were not diagnosed with the terminal illness as of the date we issued your Contract.

This Contract feature is only available if you are less than 80 years old on the Contract Issue Date and terminates on the Annuity Date. This Contract feature is free of charge and is not available in Massachusetts. Additional conditions and requirements apply and are specified in the rider(s) that are part of your Contract.

FREE WITHDRAWAL AMOUNT. After the first Contract Year, you may withdraw a portion of your Account Value free from any Withdrawal Charge. The Free Withdrawal Amount each Contract Year is equal to 10% of your Account Value as of the prior Contract Anniversary, less the total amount withdrawn from the Account Value in the current Contract Year. The Free Withdrawal Amount is non-cumulative and is not carried over to other Contract Years.

EXAMPLE 3 - WITHDRAWALS

Owner 1 and Owner 2 would each like to withdraw $20,000 from Shield Option 3 on 2/1/15 and would like to know the remaining Investment Amount of Shield Option 3 after such withdrawal.

For this example assume the following:

o    Issue Date is 2/1/14.

o Owner 1 has no Withdrawal Charge (due to a Withdrawal Charge waiver) and Owner 2 has an 8% Withdrawal Charge.

                         Owner 1                                                       Owner 2
----------------------------------------------------------    ----------------------------------------------------------
                  Shield         Shield         Shield                          Shield         Shield         Shield
                 Option 1       Option 2       Option 3                        Option 1       Option 2       Option 3
               -------------  -------------  -------------                   -------------  -------------  -------------
 Purchase                                                      Purchase
  Payment        $50,000       $50,000        $50,000           Payment        $50,000        $50,000        $50,000
   Term           1 year       1 year          3 year            Term           1 year         1 year        3 year
  Index          Index A       Index B        Index C            Index         Index A        Index B        Index C
Index Value                                                   Index Value
 on 2/1/14        1,000         1,000          500             on 2/1/14       1,000           1,000           500
Index Value                                                   Index Value
 on 2/1/15        1,200         1,050          600             on 2/1/15        800             850            400
Shield Rate    Shield 100     Shield 10      Shield 15        Shield Rate     Shield 100     Shield 10      Shield 15
  Rate                                                           Rate
Crediting       5% Cap        10% Step       30% Cap          Crediting        5% Cap        10% Step        30% Cap
  Type           Rate           Rate           Rate              Type           Rate           Rate           Rate
Accrued Cap                                                   Accrued Cap
  Rate           N/A            N/A            10%               Rate           N/A             N/A            10%
 Accrued                                                       Accrued
Shield Rate      N/A            N/A            5%             Shield Rate       N/A             N/A            5%
  Index                                                          Index
Performance      N/A            N/A            20%            Performance       N/A             N/A           -20%
Performance                                                   Performance
   Rate          N/A            N/A           10%*               Rate           N/A             N/A           -15%*
Performance                                                   Performance
   Rate                                                          Rate
 Adjustment      N/A            N/A          $5,000           Adjustment        N/A             N/A          -$7,500
 Investment                                                   Investment
Amount as of                                                 Amount as of
   2/1/15      $52,500        $55,000        $50,000            2/1/15        $50,000        $47,500         $50,000
Interim Value                                                Interim Value
 as of 2/1/15    N/A            N/A          $55,000          as of 2/1/15      N/A             N/A          $42,500
  Account                                                       Account
Value as of                                                  Value as of
   2/1/15        N/A            N/A         $162,500            2/1/15          N/A             N/A         $140,000
   Gross                                                        Gross
 Withdrawal      N/A            N/A          $20,000         Withdrawal         N/A             N/A         $20,000
    Free                                                        Free
 Withdrawal                                                  Withdrawal
   Amount        N/A            N/A         $16,250            Amount           N/A             N/A         $14,000
 Withdrawal                                                  Withdrawal
 Subject to                                                  Subject to
 Withdrawal                                                  Withdrawal
   Charge        N/A            N/A         $3,750             Charge           N/A             N/A         $6,000
 Withdrawal                                                  Withdrawal
   Charge                                                      Charge
 percentage      N/A            N/A           0%             percentage         N/A             N/A           8%

 Withdrawal                                                  Withdrawal
   Charge        N/A            N/A           $0               Charge           N/A             N/A         $480
    Net                                                          Net
 Withdrawal                                                  Withdrawal
   Amount        N/A            N/A         $20,000            Amount           N/A             N/A        $19,520
Shield Option                                              Shield Option
 3 Interim                                                   3 Interim
Value after                                                 Value after
  2/1/15                                                      2/1/15
withdrawal       N/A            N/A         $35,000         withdrawal          N/A             N/A        $22,500
  SHIELD                                                      SHIELD
 OPTION 3                                                    OPTION 3
INVESTMENT                                                  INVESTMENT
  AMOUNT                                                      AMOUNT
AFTER 2/1/15                                               AFTER 2/1/15
 WITHDRAWAL      N/A            N/A         $31,818         WITHDRAWAL          N/A             N/A       $26,471

* Performance Rate using applicable Accrued Shield Rate, Accrued Step Rate and Accrued Cap Rate.

OWNER 1:
--------

SHIELD OPTION 3:

Index Performance = 20%
                                600-500 = 100
                                100/500 = 20%

Performance Rate = 10%
(since Index Performance is greater than zero and exceeds the Accrued Cap Rate, the Performance Rate equals the Accrued Cap Rate. The Performance Rate is capped at 10%, even though the Index Performance is greater than 10%.)

Performance Rate Adjustment (earnings) = $5,000

                                $50,000 x 10% = $5,000

Interim Value as of 2/1/15 = $55,000

                                $50,000 + $5,000 = $55,000

Account Value as of 2/1/15 = $162,500

                                Investment Amount of Shield Option 1 ($52,500) +
Investment Amount of Shield Option 2 ($55,000) + Interim Value of Shield Option 3 ($55,000) = $162,500

Free Withdrawal Amount = $16,250

                                $162,500 x 10% = $16,250

Withdrawal Subject to Withdrawal Charge= $3,750

                                $20,000 - $16,250= $3,750

Withdrawal Charge = $0

                                $3,750 x 0% = $0

Net Withdrawal Amount=$20,000

                                    $20,000 - $0= $20,000

SHIELD OPTION 3 INTERIM VALUE AFTER 2/1/15 WITHDRAWAL = $35,000

                                    $55,000-$20,000-$0 = $35,000

SHIELD OPTION 3 INVESTMENT AMOUNT AFTER 2/1/15 WITHDRAWAL= $31,818

                                    $50,000 x ((1-$20,000) / $55,000) = $31,818

OWNER 2:
--------

SHIELD OPTION 3:

Index Performance = -20%

                              400-500 = -100
                              -100/500 = -20%

Performance Rate = -15%
(since Index Performance is less than zero, the Performance Rate is equal to the lesser of zero (0) or the Index Performance increased by the Accrued Shield Rate (-20% + 5% = -15%). The Performance Rate equals -16.67% because this is less than zero.)

Performance Rate Adjustment (losses) = -$7,500

                              $50,000 x -15% = -$7,500

Interim Value as of 2/1/15 = $42,500

                              $50,000 + (-$7,500) = $42,500

Account Value as of 2/1/15 = $140,000

                              Investment Amount of Shield Option 1 ($50,000) +
Investment Amount of Shield Option 2 ($47,500) + Interim Value of Shield Option 3 ($42,500) = $140,000

Free Withdrawal Amount = $14,000

                              $140,000 x 10% = $14,000

Withdrawal Subject to Withdrawal Charge= $6,000

                              $20, 000 - $14,000 = $6,000

Withdrawal Charge = $480

                              $6,000 x 8% = $480

Net Withdrawal Amount = $19,520

                              $20,000 - $480 = $19,520

SHIELD OPTION 3 INTERIM VALUE AFTER 2/1/15 WITHDRAWAL = $22,500

                              $42,500-$20,000= $22,500

SHIELD OPTION 3 INVESTMENT AMOUNT AFTER 2/1/15 WITHDRAWAL = $26,471

                              $50,000 x ((1-$20,000)/$42,500) = $26,471

                                   TRANSFERS

During the Transfer Period you may make transfers to or from the Fixed Account and/or to or from the Shield Option(s). You cannot make transfers outside the Transfer Period and transfers may not be made after the Annuity Date. To make a transfer from a Shield Option in which you have an Investment Amount the Shield Option must have reached its Term End Date. The Transfer Period is the five (5) days following the Contract Anniversary coinciding with the Term End Date and Interest Rate Term End Date, as applicable, for the Shield Option(s) and/or the Fixed Account. The effective date of such transfer is the first day of the Interest Rate Term and/or a Term(s) in which the transfer is made.

During the Transfer Period, the Interim Value of each Shield Option will equal the Investment Amount in that Shield Option. After the Transfer Period, the Interim Value of that Shield Option is equal to the Investment Amount in the Shield Option, adjusted for the Index Performance of the associated Index and subject to the applicable Accrued Shield Rate, Accrued Cap Rate or Accrued Step Rate.

At the Term End Date, the Investment Amount allocated to the Shield Option that has reached its Term End Date will automatically be renewed into the same Shield Option unless you elect to transfer into a different Shield Option or the Fixed Account. If the same Shield Option is no longer available at the end of the existing Term, these amounts will automatically transfer into the Fixed Account at the Term End Date, unless otherwise instructed by you. The amounts transferred to the Fixed Account must remain in the Fixed Account until the Interest Rate Term End Date (which, currently, will not be less than one (1) year). If the Fixed Account is not available, these amounts will automatically transfer into the Shield Option with, in order of priority, the shortest Term, the highest Shield Rate and the lowest Cap Rate, from the Shield Options available at the Term End Date, unless otherwise instructed by you. You have the Transfer Period to notify us if you want to transfer some or all of your Investment Amount to a new Shield Option(s) or the Fixed Account.

RENEWALS. For renewals into the same Shield Option, a new Cap Rate or Step Rate, as applicable, will be declared and will go into effect on the Contract Anniversary that coincides with the beginning of the new Shield Option.

EXAMPLE 4 - TRANSFERS

As of the Shield Option 1 and 2 Term End Date, Owner 1 and Owner 2 would like to transfer an equal amount of their Shield Option 1 Investment Amount to two new Shield Options (respectively "Shield Option 1A" and "Shield Option 1B") and opt to let the Investment Amount in Shield Option 2 automatically renew into a new Shield Option ("Shield Option 2A"). Since Shield Option 3 is not at the Term End Date, it is not available to make Transfers. For this example assume the Issue Date is 2/1/14.

Shield Options prior to Transfer:

                    Owner 1                                                Owner 2
--------------------------------------------------    --------------------------------------------------
               Shield       Shield       Shield                      Shield       Shield       Shield
              Option 1     Option 2     Option 3                    Option 1     Option 2     Option 3
             -----------  -----------  -----------                 -----------  -----------  -----------
  Initial                                               Initial
  Purchase                                              Purchase
  Payment      $50,000      $50,000     $50,000         Payment      $50,000      $50,000      $50,000
   Term        1 year       1 year       3 year          Term         1 year       1 year       3 year
  Index       Index A      Index B      Index C         Index        Index A      Index B      Index C
Shield Rate  Shield 100   Shield 10    Shield 15      Shield Rate  Shield 100   Shield 10    Shield 15
   Rate                                                  Rate
 Crediting     5% Cap       10% Step     30% Cap       Crediting     5% Cap      10% Step     30% Cap
   Type         Rate          Rate        Rate           Type         Rate         Rate         Rate
Investment                                            Investment
 Amount as                                             Amount as
 of 2/1/15     $52,500      $55,000       N/A          of 2/1/15     $50,000      $47,500        N/A

Shield Options after Transfer:

                          Owner 1                                                        Owner 2
------------------------------------------------------------   ------------------------------------------------------------
                Shield      Shield      Shield      Shield                     Shield      Shield      Shield      Shield
                Option      Option      Option      Option                     Option      Option      Option      Option
                  1A          1B          2A          3                          1A          1B          2A          3
              ----------  ----------  ----------  ----------                 ----------  ----------  ----------  ----------
 Investment                                                     Investment
Amount as of                                                   Amount as of
  2/1/15       $26,250     $26,250     $55,000       N/A          2/1/15      $25,000     $25,000     $47,500      N/A
   Term        1 year       6 year      1 year      3 year         Term         1 year     3 year      1 year     3 year
   Index       Index A     Index A     Index B     Index C         Index       Index A     Index A     Index B    Index C
Shield Rate   Shield 10   Shield 15   Shield 10   Shield 15    Shield Rate   Shield 10   Shield 15   Shield 10   Shield 15
   Rate                                                           Rate
Crediting     15% Cap     40% Cap      8% Step     30% Cap      Crediting     15% Cap     25% Cap     8% Step     30% Cap
   Type         Rate       Rate         Rate        Rate         Type          Rate        Rate        Rate        Rate

                                 DEATH BENEFITS

If you die during the Accumulation Period, we will pay a death benefit to your Beneficiary (or Beneficiaries). The standard death benefit for your Contract is described below. At the time you purchase the Contract, depending on availability in your state, you can select the optional Return of Premium Death Benefit. The decision to add the optional death benefit is made at application and is irrevocable. If you purchase a Contract with the optional Return of Premium Death Benefit, the Cap Rates and Step Rates set for your Shield Options under the Contract will be lower than the Cap Rates and Step Rates that you would have received had you purchased the Contract without this optional death benefit. If you choose the optional death benefit, you receive the optional death benefit in place of the standard death benefit. In deciding whether to purchase the optional death benefit, you should consider the desirability of the benefit, relative to the lower Cap Rates and Step Rates that may be set under your Contract as compared to a Contract purchased without such benefit, and your needs. Unless you tell us otherwise, we will assume that you are purchasing the Contract with the standard death benefit and not the optional death benefit.

If you have already been issued a Contract, please check your Contract and riders for the specific provisions applicable to you. We will require both due proof of death and an acceptable election for the payment method before any death benefit is paid. Our obligations are subject to all payments made and actions taken by us before our receipt of Notice of due proof of death. Any death benefit will be paid in accordance with applicable law or regulations governing death benefit payments. (See "General Death Benefit Provisions" below.)

STANDARD DEATH BENEFIT

The death benefit is the Account Value.

OPTIONAL DEATH BENEFIT - RETURN OF PREMIUM

Please check with your registered representative regarding the availability of the following in your state.

If you are age 75 or younger at the Issue Date of your Contract, you may select the Return of Premium Death Benefit.

The death benefit will be the greater of:

     (1)  your Account Value; or

     (2) your Purchase Payment, reduced proportionately by the percentage reduction in Account Value of the Shield Option(s)and the Fixed Account for each partial withdrawal (including any applicable Withdrawal Charge).

If a non-natural person owns the Contract, then the Annuitant will be deemed to be the Owner for purposes of determining the Death Benefit Amount. If Joint Owners are named, the age of the oldest Joint Owner will be used to determine the Death Benefit Amount.

If the Owner is a natural person and the Owner is changed, subject to our underwriting requirements, to someone other than a spouse, the Death Benefit Amount will be determined as defined above; however, subsection (2) will be changed to provide as follows: "the Account Value as of the effective date of the change of Owner, reduced proportionately by the percentage reduction in Account Value of the Shield Option(s) and the Fixed Account for each partial withdrawal (including any applicable Withdrawal Charge) made after such date."

In the event that a Beneficiary who is the spouse of the Owner elects to continue the Contract in his or her name after the Owner dies, the Death Benefit Amount will be determined in accordance with (1) or (2) above.

Other than a Shield Option with the Shield 100, the cost for this optional death benefit will be reflected in lower Cap Rates and Step Rates, which will not be less than the minimum rates stated in the Contract, than if this optional benefit was not elected.

See Appendix B for examples of the Return of Premium death benefit rider.

GENERAL DEATH BENEFIT PROVISIONS

If the Beneficiary under a Qualified Contract is the Annuitant's spouse, the tax law generally allows distributions to begin by the year in which the Annuitant would have reached 701/2 (which may be more or less than five years after the Annuitant's death).

The Death Benefit Amount is determined as of the end of the Business Day on which we receive both due proof of death and an acceptable election for the payment method. Where there are multiple Beneficiaries, the death benefit will be determined as of the time the first Beneficiary submits the necessary documentation in Good Order. Any excess of the Death Benefit Amount over the Account Value will be allocated to the Fixed Account. If the Fixed Account is not available, any excess amount of the Death Benefit Amount over the Account Value will be allocated into the Shield Option with, in order of priority, the shortest Term, the highest Shield Rate, and the lowest Cap Rate from the Shield Options available at the end of the Term. The Death Benefit Amount remains in the Contract until each of the other Beneficiaries submits the necessary documentation in Good Order to claim his/her death benefit. Any Death Benefit Amounts held in the Contract on behalf of the remaining Beneficiaries will remain in the existing Shield Options and/or the Fixed Account and are subject to fluctuation in value. This risk is borne by the Beneficiaries. There is no additional death benefit guarantee.

Upon the death of either Owner, the surviving Joint Owner will be the primary Beneficiary. Any other Beneficiary designation will be treated as a contingent Beneficiary, unless instructed otherwise.

If we are presented with notification of your death before any requested transaction is completed, we will cancel the request. As described above, the death benefit will be determined when we receive both due proof of death and an election for the payment method.

We will pay interest on any delayed death benefit payments in accordance with the laws and regulations in effect under the applicable state law.

CONTROLLED PAYOUT

You may elect to have the death benefit proceeds paid to your Beneficiary in the form of Income Payments for life or over a period of time that does not exceed your Beneficiary's life expectancy. This election must be in writing in a form acceptable to us. You may revoke the election only in writing and only in a form acceptable to us. Upon your death, the Beneficiary cannot revoke or modify your election. The Controlled Payout is only available to Non-Qualified Contracts.

TOTAL CONTROL ACCOUNT

The Beneficiary may elect to have the Contract's death proceeds paid through a settlement option called the Total Control Account. The Total Control Account is an interest-bearing account through which the Beneficiary has immediate and full access to the proceeds, with unlimited draft writing privileges. We credit interest to the account at a rate that will not be less than a guaranteed minimum annual effective rate.

Assets backing the Total Control Accounts are maintained in our General Account and are subject to the claims of our creditors. We will bear the investment experience of such assets; however, regardless of the investment experience of such assets, the interest credited to the Total Control Account will never fall below the applicable guaranteed minimum annual effective rate. Because we bear the investment experience of the assets backing the Total Control Account, we may receive a profit from these assets. The Total Control Account is not insured by the FDIC or any other governmental agency. The Total Control Account may not be available, please check with your registered representative regarding availability.

DEATH OF OWNER DURING THE ACCUMULATION PERIOD

The death benefit will be paid to your Beneficiary(ies) upon your death, or the first death of a Joint Owner. If the Contract is owned by a non-natural person, the Annuitant will be deemed the Owner in determining the death benefit. If there are Joint Owners, the age of the older Owner will be used to determine the death benefit.

DEATH OF ANNUITANT DURING THE ACCUMULATION PERIOD

Upon the death of an Annuitant, who is not the Owner or Joint Owner, the Owner (or Oldest Joint Owner) automatically becomes the Annuitant, unless the Owner, subject to our underwriting requirements in effect at the time of the request, chooses a new Annuitant. If the Owner is a non-natural person, the death of the Annuitant will be treated as the death of an Owner, and a new Annuitant may not be named. (See "Death of Owner During the Accumulation Period" above).

DEATH BENEFIT OPTIONS

In the event an Owner (or the Annuitant, where the Owner is not an individual) dies during the Accumulation Period, a Beneficiary must choose payment of the death benefit under one of the options below (unless the Owner has previously made the election). The death benefit options available under the Contract include the following and any other options acceptable to you and us:

     (a) Option 1 - lump sum payment of the death benefit; or

     (b) Option 2 - payment of the entire death benefit within five (5) years of the date of death of the Owner or the first Joint Owner to die; or

     (c) Option 3 - payment of the death benefit under an Annuity Option or other periodic payment option acceptable to us in substantially equal periodic payments (made at least annually) over the lifetime of the Beneficiary or over a period not extending beyond the life expectancy of the Beneficiary with distribution beginning within one (1) year of the date of death of the Owner or the first Joint Owner to die. Any portion of the death benefit not applied within one (1) year of the date of the Owner's or Joint Owner's death must be distributed within five (5) years of the date of death.

For Non-Qualified Contracts, payment must begin within one year of the date of death. For Qualified Contracts, payment must begin no later than the end of the calendar year immediately following the year of death.

We may also offer a payment option, for both Non-Qualified Contracts and certain Qualified Contracts, under which your Beneficiary may receive payments, over a period not extending beyond his or her life expectancy, under a method of distribution similar to the distribution of RMDs from Individual Retirement Accounts. If this option is elected, we will issue a new contract to your Beneficiary in order to facilitate the distribution of payments. Upon the death of your Beneficiary, the death benefit would be required to be distributed to your Beneficiary's Beneficiary at least as rapidly as under the method of distribution in effect at the time of your Beneficiary's death. (See "FEDERAL TAX CONSIDERATIONS.")

If a lump sum payment is elected and all the necessary requirements are met, the payment will be made within seven (7) days.

BENEFICIARY CONTINUATION OPTIONS. We offer two types of Beneficiary Continuation Options during the Accumulation Period: the Spousal Continuation and Non-Spousal Beneficiary Continuation Options described below. We must receive Notice of the election of one of these Beneficiary Continuation Options by the end of the 90th day after we receive Notice of due proof of death. If the surviving spouse qualifies for Spousal Continuation and has not chosen one of the death benefit options above by the end of the 90 day period, the Spousal Continuation Option will be automatically applied on the 90th day. If a Non-Spousal Beneficiary qualifies for Non-Spousal Beneficiary Continuation and has not chosen one of the death benefit options above by the end of the 90 day period, the Non-Spousal Beneficiary Continuation Option will be automatically applied on the 90th day.

SPOUSAL CONTINUATION. If the Owner dies during the Accumulation Period, the spouse may choose to continue the Contract in his or her own name and exercise all of the Owner's rights under the Contract. Upon such election the Account Value will be adjusted to an amount equal to the Death Benefit Amount determined upon such election and receipt of due proof of death of the Owner. Any excess of the Death Benefit Amount over the Account Value will be allocated to the Fixed Account. If the Fixed Account is not available, any excess amount of the Death Benefit Amount over the Account Value will be allocated into the Shield Option with, in order of priority, the shortest Term, the highest Shield Rate, and the lowest Cap Rate from the Shield Options available at the end of the Term.

Spousal continuation will not satisfy minimum required distribution rules for Qualified Contracts other than IRAs (see "FEDERAL TAX CONSIDERATIONS.")

NON-SPOUSAL BENEFICIARY CONTINUATION. A Beneficiary who is not a spouse can choose to continue the Contract until the fifth anniversary of the Owner's death. The Contract can be continued by a Beneficiary only if his or her share of the death benefit is at least equal to our published minimum for this right. If the Beneficiary continues the Contract under this provision his or her share will not be paid. It will instead be continued in the Contract on the date we determine the Death Benefit Amount. Such Beneficiary will have the right to make partial and full withdrawals of his/her share of the Contract, not subject to Withdrawal Charges. Such Beneficiary will also have the right to make transfers at the Term End Date or the Interest Rate Term End Date.

During the continuation period the Beneficiary can choose to receive his/her share of the Contract in a single lump sum payment or apply it to an Annuity Option or other option acceptable to us that must be payable for the life of the Beneficiary or for a term no longer than the life expectancy of the Beneficiary starting within one (1) year after the death of the Owner.

On the fifth anniversary of the Owner's death any Beneficiary will be paid his/her share of the Account Value that has not been applied to an Annuity Option or other settlement option permissible under the Code, in a single lump sum payment and the Contract will terminate.

                      INCOME PAYMENTS (THE INCOME PERIOD)

ANNUITY DATE

Under the Contract you can receive regular income payments ("Income Payments"). You can choose the month and year in which those payments begin (the "Annuity Date"). Your Annuity Date must be the first day of a calendar month. The Annuity Date must not be less than thirteen (13) months from the Issue Date. You can change the Annuity Date at any time before the Annuity Date, subject to certain limitations and restrictions that may apply in your state. Income Payments must begin on, or before, the Maturity Date. Please note that in the Contract, the Annuity Date and Maturity Date are the same date.

MATURITY DATE

The Maturity Date is specified in your Contract at purchase and is the first day of the calendar month following the Annuitant's 90th birthday or 10 years from the date we issue your Contract, whichever is later. If Income Payments don't begin on, or before, the Maturity Date, the Contract will be annuitized at the Maturity Date under the Contract's default Annuity Option, or you can make a complete withdrawal of your Account Value.

Currently we may allow you to extend your Maturity Date beyond the Maturity Date specified in your Contract at purchase (subject to state restrictions or restrictions imposed by your selling firm). The latest date we will allow you to extend to must be based on the Owner's age and not the Annuitant's age. You must contact us at our Annuity Service Office to make this election. This requirement may be changed by us.

PLEASE BE AWARE THAT ONCE YOUR CONTRACT IS ANNUITIZED, YOU ARE INELIGIBLE TO RECEIVE THE DEATH BENEFIT.

INCOME PAYMENTS

You (unless another payee is named) will receive Income Payments during the Income Period. The Annuitant is the natural person(s) whose life we look to in the determination of Income Payments. All Income Payments are fixed as to amount.

The Account Value, less any applicable Premium Taxes on the day immediately preceding the Annuity Date will be used to determine the Income Payment amount. The amount of each Income Payment will be based upon the Annuity Option elected, the Annuitant's age, the Annuitant's sex (where permitted by law), and the appropriate Annuity Option table. Your annuity rates will not be less than those guaranteed in your Contract at the time of purchase. If, as of the annuity calculation date, the then current Annuity Option rates applicable to this class of contracts provide an Income Payment greater than that which is guaranteed under the same Annuity Option under the Contract, the greater payment will be made.

Income Payments will be paid as monthly installments or at any frequency acceptable to you and us. If the amount of the Account Value to be applied under an Annuity Option is less than $5,000, we reserve the right to make one lump sum payment equal to the then current Account Value in lieu of Income Payments. If the amount of the Income Payment would be less than $100, we may reduce the frequency of payments to an interval which will result in the payment being at least $100, but with a frequency of no less than annually.

ANNUITY OPTIONS

You can choose among income plans (the "Annuity Options"). You can change it at any time before the death benefit becomes payable or the Annuity Date.

If you do not choose an Annuity Option at the time you purchase the Contract, Option 2, which provides a life annuity with 10 years of guaranteed Income Payments, will automatically be applied.

You can choose one of the following Annuity Options or any other Annuity Option acceptable to us. After Income Payments begin, you cannot change the Annuity Option.

If more than one frequency is permitted under your Contract, choosing less frequent payments will result in each Income Payment being larger. Annuity Options that guarantee that payments will be made for a certain number of years regardless of whether the Annuitant or joint Annuitant are alive (such as Options 2 and 4 below) result in Income Payments that are smaller than Annuity Options without such a guarantee (such as Options 1 and 3 below). For Annuity Options with a designated period, choosing a shorter designated period will result in each Income Payment being larger.

OPTION 1. LIFE ANNUITY. Under this option, we will make Income Payments so long as the Annuitant is alive. We stop making Income Payments after the Annuitant's death. It is possible under this option to receive only one Income Payment if the Annuitant dies before the due date of the second payment or to receive only two Income Payments if the Annuitant dies before the due date of the third payment, and so on.

OPTION 2. LIFE ANNUITY WITH 10 YEARS OF INCOME PAYMENTS GUARANTEED. Under this option, we will make Income Payments so long as the Annuitant is alive. If, when the Annuitant dies, we have made Income Payments for less than ten years, we will then continue to make Income Payments to the Beneficiary for the rest of the 10 year period.

OPTION 3. JOINT AND LAST SURVIVOR ANNUITY. Under this option, we will make Income Payments so long as the Annuitant and a second person (joint Annuitant) are both alive. When either Annuitant dies, we will continue to make Income Payments, so long as the survivor continues to live. We will stop making Income Payments after the last survivor's death.

OPTION 4. JOINT AND LAST SURVIVOR ANNUITY WITH 10 YEARS OF INCOME PAYMENTS GUARANTEED. Under this option, we will make Income Payments so long as the Annuitant and a second person (joint Annuitant) are both alive. When either Annuitant dies, we will continue to make Income Payments, so long as the survivor continues to live. If, at the last death of the Annuitant and the joint Annuitant, we have made Income Payments for less than ten years, we will then continue to make Income Payments to the Beneficiary for the rest of the 10 year period.

We may require proof of the age or sex of an Annuitant before making any Income Payments under the Contract that are measured by the Annuitant's life. If the age or sex of the Annuitant has been misstated, the amount payable will be the amount that the Account Value would have provided at the correct age or sex. Once Income Payments have begun, any underpayments will be made up in one sum with the next Income Payment or in any other manner agreed to by us. Any overpayments will be deducted first from future Income Payments. No interest will be credited or charged in the event of an underpayment or overpayment.

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Upon the death of the last surviving Annuitant, the Beneficiary may choose to continue receiving income payments or to receive the commuted value of the remaining guaranteed payments. The calculation of the commuted value will be done using the then current Annuity Option rates.

Due to underwriting, administrative or Code considerations, there may be limitations on payments to the survivor under Options 3 and 4 and/or the duration of the guarantee period under Options 2 and 4.

Tax rules with respect to decedent contracts may prohibit the election of Joint and Last Survivor Annuity Options (or income types) and may also prohibit payments for as long as the Owner's life in certain circumstances.

In addition to the Annuity Options described above, we may offer an additional payment option that would allow your Beneficiary to take distribution of the Account Value over a period not extending beyond his or her life expectancy. Under this option, annual distributions would not be made in the form of an annuity, but would be calculated in a manner similar to the calculation of RMDs from IRAs. (See "FEDERAL TAX CONSIDERATIONS.") We intend to make this payment option available to both Qualified Contracts and Non-Qualified Contracts. In the event that you purchased the Contract as a Qualified Contract, you must take distribution of the Account Value in accordance with the minimum required distribution rules set forth in applicable tax law. (See "FEDERAL TAX CONSIDERATIONS.") Under certain circumstances, you may satisfy those requirements by electing an Annuity Option. You may choose any death benefit available under the Contract. Upon your death, if Income Payments have already begun, the death benefit would be required to be distributed to your Beneficiary at least as rapidly as under the method of distribution in effect at the time of your death.

DEATH OF OWNER DURING THE INCOME PERIOD

If the Owner (or a Joint Owner), is not the Annuitant, and dies during the Income Period, any remaining guaranteed payments under the Annuity Option elected will continue at least as rapidly as under the method of distribution in effect at the time of the Owner's (or Joint Owner's) death. Upon the death of the Owner (or a Joint Owner) during the Income Period, the Beneficiary becomes entitled to exercise the rights of the Owner. If an Owner (or Joint Owner) is the Annuitant and dies during the Income Period, the death benefit, if any, will be as specified in the Annuity Option chosen and will continue at least as rapidly as under the method of distribution in effect at the time of the Owner's (or Joint Owner's) death.

                            PREMIUM AND OTHER TAXES

We reserve the right to deduct from the Purchase Payment or Account Value any taxes relating to the Contract paid by us to any government entity (including, but not limited to, Premium Taxes, Federal, state and local withholding of income, estate, inheritance, other taxes required by law and any new or increased state income taxes that may be enacted into law). Premium taxes generally range from 0.5% to 3.5%, which are applicable only in certain jurisdictions - see Appendix D. We will determine when taxes relate to the Contract.

We may pay taxes when due and deduct that amount from the Account Value at a later date. Payment at an earlier date does not waive any right we may have to deduct amounts at a later date. Generally, it is our practice not to charge Premium Taxes until Income Payments begin.

                                  INCOME TAXES

We reserve the right to deduct from the Contract for any income taxes which we incur because of the Contract. At the present time, however, we are not incurring any such income tax or making any such deductions.

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                           FEDERAL TAX CONSIDERATIONS

The following discussion is general in nature and is not intended as tax advice. Each person concerned should consult a competent tax advisor. No attempt is made to consider any applicable state tax or other tax laws, or to address any state and local estate, inheritance and other tax consequences of ownership or receipt of distributions under a contract.

When you invest in an annuity contract, you usually do not pay taxes on your investment gains until you withdraw the money, generally for retirement purposes. If you invest in an annuity contract as part of an individual retirement plan your Contract is called a Qualified Contract. The tax rules applicable to Qualified Contracts vary according to the type of individual retirement plan and the terms and conditions of the plan. You should note that for any Qualified Contract, the tax deferred accrual feature is provided by the individual retirement plan, and as a result there should be reasons other than tax deferral for acquiring the Contract within an individual retirement plan.

If your annuity is independent of any formal retirement or pension plan, it is termed a Non-Qualified Contract.

Under current Federal income tax law, the taxable portion of distributions under deferred annuity contracts and IRAs is not eligible for the reduced tax rate applicable to long-term capital gains and qualifying dividends.

TAXATION OF NON-QUALIFIED CONTRACTS

NON-NATURAL PERSON. If a non-natural person (e.g., a trust) owns a Non-Qualified Contract, the taxpayer generally must include in income any increase in the excess of the Account Value over the investment in the Contract (generally, the premium or other consideration paid for the Contract) during the taxable year. There are some exceptions to this rule and a prospective Owner that is not a natural person should discuss these with a tax advisor.

The following discussion generally applies to Non-Qualified Contracts owned by natural persons.

WITHDRAWALS. When a withdrawal from a Non-Qualified Contract occurs, the amount received will be treated as ordinary income subject to tax up to an amount equal to the excess (if any) of the Account Value immediately before the distribution over the Owner's investment in the Contract (generally, the premium or other consideration paid for the Contract, reduced by any amount previously distributed from the Contract that was not subject to tax) at that time. In the case of a Surrender under a Non-Qualified Contract, the amount received generally will be taxable only to the extent it exceeds the Owner's investment in the Contract.

It is conceivable that certain benefits or the charges for certain benefits such as any guaranteed death benefits could be considered to be taxable each year as deemed distributions from the Contract to pay for non-annuity benefits. We currently treat these charges and benefits as an intrinsic part of the annuity contract and do not tax report these as taxable income until distributions are actually made. However, it is possible that this may change in the future if we determine that this is required by the IRS. If so, the charges or benefits could also be subject to a 10% penalty tax if the taxpayer is under age 591/2.

We reserve the right to change our tax reporting practices if we determine that they are not in accordance with IRS guidance (whether formal or informal).

ADDITIONAL PENALTY TAX ON CERTAIN WITHDRAWALS. In the case of a distribution (or a deemed distribution) from a Non-Qualified Contract, there may be imposed a Federal income tax penalty equal to 10% of the amount treated as income. In general, however, there is no penalty on distributions:

o    made on or after the taxpayer reaches age 591/2;

o    made on or after the death of an Owner;

o    attributable to the taxpayer's becoming disabled;

o made as part of a series of substantially equal periodic payments (at least annually) for the life (or life expectancy) of the taxpayer or the joint lives (or joint life expectancies) of the taxpayer and his or her designated Beneficiary; or

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o    under certain immediate income annuities providing for substantially equal payments made at least annually (Non-Qualified Contracts only).

Other exceptions may be applicable under certain circumstances and special rules may be applicable in connection with the exceptions enumerated above. Also, additional exceptions apply to distributions from a Qualified Contract. You should consult a tax advisor with regard to exceptions from the penalty tax.

INCOME PAYMENTS. Although tax consequences may vary depending on the Annuity Option elected under an annuity contract, a portion of each Income Payment is generally not taxed and the remainder is taxed as ordinary income. The non-taxable portion of any Income Payment is generally determined in a manner that is designed to allow you to recover your investment in the Contract ratably on a tax-free basis over the expected stream of Income Payments, as determined when Income Payments start. Once your investment in the Contract has been fully recovered, however, the full amount of each Income Payment is subject to tax as ordinary income.

If your Contract allows and you elect to apply less than the entire Account Value of your Contract to an Annuity Option provided under the Contract ("partial annuitization"), an exclusion ratio will apply to the Income Payments you receive, provided the Income Period is for 10 years or more, or for the life of one or more individuals. Your after-tax Purchase Payment in the Contract will be allocated pro rata between the annuitized portion of the Contract and the portion that remains deferred. Consult your own independent tax advisor before you partially annuitize your Contract.

TAXATION OF DEATH BENEFIT PROCEEDS. Amounts may be distributed from a Non-Qualified Contract because of your death or the death of the Annuitant. Generally, such amounts are includible in the income of the recipient as follows: (i) if distributed in a lump sum, they are taxed in the same manner as a Surrender of the Contract, or (ii) if distributed under an Annuity Option, they are taxed in the same way as Income Payments.

TRANSFERS, ASSIGNMENTS OR EXCHANGES OF A CONTRACT. Where otherwise permitted under the terms of the Contract, a transfer or assignment of ownership of a Non-Qualified Contract, the designation or change of an Annuitant, the selection of certain maturity dates, or the exchange of a contract may result in certain adverse tax consequences to you that are not discussed herein. An Owner contemplating any such transfer, assignment, exchange or event should consult a tax advisor as to the tax consequences.

WITHHOLDING. Annuity distributions are generally subject to withholding for the recipient's Federal income tax liability. Recipients can generally elect, however, not to have tax withheld from distributions.

MULTIPLE CONTRACTS. The tax law provides that deferred annuities issued after October 21, 1988 by the same insurance company or an affiliate in the same calendar year to the same Owner are combined for tax purposes. As a result, a greater portion of your withdrawals may be considered taxable income than you would otherwise expect. Please consult your own tax advisor.

FURTHER INFORMATION. We believe that the Contracts will qualify as annuity contracts for Federal income tax purposes and the above discussion is based on that assumption.

TAXATION OF QUALIFIED CONTRACTS

The tax rules applicable to Qualified Contracts vary according to the type of individual retirement plan and the terms and conditions of the plan. Your rights under a Qualified Contract may be subject to the terms of the retirement plan itself, regardless of the terms of the Qualified Contract. Adverse tax consequences may result if you do not ensure that contributions, distributions and other transactions with respect to the Contract comply with the law.

WITHDRAWALS. In the case of a withdrawal under a Qualified Contract, a ratable portion of the amount received is taxable, generally based on the ratio of the "investment in the contract" to the individual's total account balance or accrued benefit under the retirement plan. The "investment in the contract" generally equals the amount of any

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non-deductible Purchase Payment paid by or on behalf of any individual. In many cases, the "investment in the contract" under a Qualified Contract can be zero.

INDIVIDUAL RETIREMENT ARRANGEMENTS (IRAS). IRAs, as defined in Section 408 of the Code, permit individuals to make annual contributions of up to the lesser of the applicable dollar amount for the year (for 2012, $5,000 plus, for an Owner age 50 or older, $1,000) or the amount of compensation includible in the individual's gross income for the year. The contributions may be deductible in whole or in part, depending on the individual's income. Distributions from certain retirement plans may be "rolled over" into an IRA on a tax-deferred basis without regard to these limits. Amounts in the IRA (other than non-deductible contributions) are taxed when distributed from the IRA. A 10% Federal income tax penalty generally applies to distributions made before age 591/2, unless an exception applies. Traditional and Roth IRAs may not invest in life insurance. The Contract may provide death benefits that could exceed the greater of the premium paid or the account balance. The final RMD income tax regulations generally treat such benefits as part of the annuity contract and not as life insurance and require the value of such benefits to be included in the participant's interest that is subject to the RMD rules.

ROTH IRA. A Roth IRA, as described in Code section 408A, permits certain eligible individuals to make non-deductible contributions to a Roth IRA in cash or as a rollover or transfer from another Roth IRA or other eligible retirement plan. A rollover from, or conversion, of a non-Roth eligible retirement plan to a Roth IRA is generally subject to tax, and other special rules apply. The Owner may wish to consult a tax advisor before combining any converted amounts with any other Roth IRA contributions, including any other conversion amounts from other tax years. Distributions from a Roth IRA generally are not taxed, except that, once aggregate distributions exceed contributions to the Roth IRA, income tax and a 10% Federal income tax penalty may apply to distributions made
(1) before age 591/2 (subject to certain exceptions) or (2) during the five taxable years starting with the year in which the first contribution is made to any Roth IRA. A 10% Federal income tax penalty may apply to amounts attributable to a conversion from an eligible retirement plan if they are distributed during the five taxable years beginning with the year in which the conversion was made.

OTHER TAX ISSUES. IRAs have RMD rules that govern the timing and amount of distributions. You should refer to your retirement plan, adoption agreement, or consult a tax advisor for more information about these distribution rules. Failure to meet such rules generally results in the imposition of a 50% excise tax on the amount that should have been, but was not, distributed.

Income tax regulations regarding minimum distribution requirements affect both deferred and income annuities. Generally, the actuarial present value of all benefits under a deferred annuity (including death benefits in excess of Account Value, as well as all living benefits) must be added to the Account Value in computing the amount required to be distributed over the applicable period.

The RMD regulations permit income payments to increase due to "actuarial gain" which includes the investment performance of the underlying assets, as well as changes in actuarial factors and assumptions under certain conditions. Additionally, withdrawals may also be permitted under certain conditions. These rules are not entirely clear, and you should consult with your own tax advisor to determine whether your income annuity will satisfy these rules for your own situation.

For RMDs following the death of the Annuitant of a Qualified Contract, the five-year rule is applied without regard to calendar year 2009. For instance, for an Owner who died in 2007, the five-year period would end in 2013 instead of 2012. The RMD rules are complex, so consult with your tax advisor because the application of these rules to your particular circumstances may have been impacted by the 2009 RMD waiver.

Distributions from Qualified Contracts generally are subject to withholding for the Owner's Federal income tax liability. The withholding rate varies according to the type of distribution and the Owner's tax status. The Owner will be provided the opportunity to elect not to have tax withheld from distributions.

FEDERAL ESTATE TAXES. While no attempt is being made to discuss the Federal estate tax implications of the Contract, you should keep in mind that the value of an annuity contract owned by a decedent and payable to a Beneficiary by

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virtue of surviving the decedent is included in the decedent's gross estate.
Depending on the terms of the annuity contract, the value of the annuity included in the gross estate may be the value of the lump sum payment payable to the designated Beneficiary or the actuarial value of the payments to be received by the Beneficiary. Consult an estate planning advisor for more information.

GENERATION-SKIPPING TRANSFER TAX. Under certain circumstances, the Code may impose a "generation-skipping transfer tax" when all or part of an annuity contract is transferred to, or a death benefit is paid to, an individual two or more generations younger than the Owner. Regulations issued under the Code may require us to deduct the tax from your Contract, or from any applicable payment, and pay it directly to the IRS.

ANNUITY PURCHASE PAYMENT BY NONRESIDENT ALIENS AND FOREIGN CORPORATIONS. The discussion above provides general information regarding U.S. Federal income tax consequences to annuity purchasers that are U.S. citizens or residents. Purchasers that are not U.S. citizens or residents will generally be subject to the U.S. Federal withholding tax on taxable distributions from annuity contracts at a 30% rate, unless a lower treaty rate applies. In addition, purchasers may be subject to state and/or municipal taxes and taxes that may be imposed by the purchaser's country of citizenship or residence. Prospective purchasers are advised to consult with a qualified tax advisor regarding U.S., state, and foreign taxation with respect to an annuity contract purchase.

PUERTO RICO TAX CONSIDERATIONS

The Puerto Rico Internal Revenue Code of 2011 (the "2011 PR Code") taxes distributions from non-qualified annuity contracts differently than in the U.S. Distributions that are not in the form of an annuity (including partial withdrawals and period certain payments) are treated under the 2011 PR Code first as a return of investment. Therefore, a substantial portion of the amounts distributed generally will be excluded from gross income for Puerto Rico tax purposes until the cumulative amount paid exceeds your tax basis. The amount of income on annuity distributions (payable over your lifetime) is calculated differently under the 2011 PR Code. Since the U.S. source income generated by a Puerto Rico bona fide resident is subject to U.S. income tax and the Internal Revenue Service issued guidance in 2004 which indicated that the income from an annuity contract issued by a U.S. life insurer would be considered U.S. source income, the timing of recognition of income from an annuity contract could vary between the two jurisdictions. Although the 2011 PR Code provides a credit against the Puerto Rico income tax for U.S. income taxes paid, an individual may not get full credit because of the timing differences. You should consult with a personal tax advisor regarding the tax consequences of purchasing an annuity contract and/or any proposed distribution, particularly a partial distribution or election to annuitize.

POSSIBLE TAX LAW CHANGES

Although the likelihood of legislative changes is uncertain, there is always the possibility that the tax treatment of the Contract could change by legislation or otherwise. We will notify you of any changes to your Contract. Consult a tax advisor with respect to legislative developments and their effect on the Contract.

We have the right to modify the Contract in response to legislative changes that could otherwise diminish the favorable tax treatment that annuity Owners currently receive. We make no guarantee regarding the tax status of the Contract and do not intend the above discussion as tax advice.

                        YOUR RIGHT TO CANCEL (FREE LOOK)

If you change your mind about owning the Contract, you can cancel it within a certain time period after receiving it. This is known as a "free look." Not all Contracts issued are subject to free look provisions under state law. We ask that you submit your request to cancel in writing, signed by you, to us (e.g., the Annuity Service Office) or to the agent who sold it. When you cancel the Contract within this free look period, we will not assess a Withdrawal Charge. Unless otherwise required by state law, you will receive whatever your Contract is worth on the day that we receive your cancellation request. The amount you receive may be more or less than your Purchase Payment

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depending upon the Shield Options you allocated your Purchase Payment to during the free look period. This means that you bear the risk of any decline in the Account Value of your Contract during the free look period. We do not refund any charges or deductions assessed during the free look period. In certain states, we are required to give back your Purchase Payment if you decide to cancel your Contract during the free look period.

                              OWNERSHIP PROVISIONS

OWNER.  You, as the Owner, have all the interest and rights under the Contract.

These rights include the right to:

(a)  change the Beneficiary.

(b) change the Annuitant before the Annuity Date (subject to our underwriting and administrative rules).

(c)  assign the Contract (subject to limitation).

(d)  change the Income Payment option before the Annuity Date.

(e) exercise all other rights, benefits, options and privileges permitted by the Contract or us.

The Owner is as designated at the time the Contract is issued, unless changed. You may change the Owner at any time. Any change of Owner is subject to our underwriting requirements in effect at the time of the request. A change of Owner will automatically revoke any prior designation of the Owner.

JOINT OWNER. The Contract can be owned by Joint Owners, limited to natural persons. Either Joint Owner can exercise all rights under the Contract unless you inform us otherwise as indicated on the Contract Schedule or in a Notice to us. Upon the death of either Owner, the surviving Joint Owner will be the primary Beneficiary, unless you inform us otherwise. Any other Beneficiary designation will be treated as a contingent Beneficiary unless otherwise indicated on the Contract Schedule or in a Notice to us.

ANNUITANT. The Annuitant is the natural person(s) on whose life we base Income Payments. You can change the Annuitant at any time prior to the Annuity Date, unless an Owner is not a natural person. Any reference to Annuitant includes any joint Annuitant under an Annuity Option. The Owner and the Annuitant do not have to be the same person except as required under certain sections of the Code. Any change of the Annuitant is subject to our underwriting requirements in effect at the time of the request.

BENEFICIARY. The person(s) or entity(ies) you name to receive a death benefit payable under the Contract upon the death of the Owner or a Joint Owner, or in certain circumstances, an Annuitant. The Beneficiary is named at the time the Contract is issued unless changed at a later date. Unless an irrevocable Beneficiary has been named, you can change the Beneficiary at any time before you die by filing a Notice with us. If Joint Owners are named, and unless you tell us otherwise, the surviving Joint Owner will be the primary Beneficiary. Any other primary Beneficiary designation will be treated as the contingent Beneficiary.

ASSIGNMENT. Our rights as evidenced by a Contract may not be assigned without our written consent and is subject to our underwriting requirements. You may not assign your rights under the Contract after the start of Income Payments.
In certain tax markets, assignment of the Contract is prohibited by the Code.
If the Contract is assigned absolutely, we will treat it as a change of ownership and all rights will be transferred. We are not bound by any assignment request unless it is in writing. We assume no responsibility for the validity or effect of any assignment. We will not be liable for any payment or other action we take in accordance with the Contract before we record the assignment. Assignments, unless otherwise specified by the Owner, will take effect on the date the notice of assignment is signed, subject to any payments made or actions taken by us before a signed copy of the assignment form is received by us at our Annuity Service Office. You should consult your tax advisor regarding the tax consequences of an assignment. AN ASSIGNMENT MAY BE A TAXABLE EVENT.

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                      SUSPENSION OF PAYMENTS OR TRANSFERS

We may be required to suspend or delay the payment of death benefits, the calculation of income payments, withdrawals and transfers when we cannot obtain an Index Value under the following circumstances:

     (i) the New York Stock Exchange is closed (other than customary weekend and holiday closings);

     (ii)  trading on the New York Stock Exchange is restricted;

     (iii) an emergency exists such that we cannot value Investment Amounts; or

     (iv)  during any other period when a regulator by order, so permits.

                        WHEN WE CAN CANCEL YOUR CONTRACT

We may terminate your Contract by paying you the Account Value in one sum if, prior to the Annuity Date the Minimum Account Value after any partial withdrawal is less than $2,000 or any lower amount required by Federal tax laws. Accordingly, no Contract will be terminated due solely to negative Index Performance. We will only do so to the extent allowed by law. If we do so, we will return the full Account Value. Federal tax law may impose additional restrictions on our right to cancel your Traditional IRA or Roth IRA Contract. We will not terminate any Contract if at the time the termination would otherwise occur the guaranteed amount under any death benefit, is greater than the Account Value. For all other Contracts, we reserve the right to exercise this termination provision, subject to obtaining any required regulatory approvals. State variations may apply.

                             THE INSURANCE COMPANY

METLIFE INSURANCE COMPANY OF CONNECTICUT ("MICC")

MICC is a stock insurance company chartered in 1863 in the state of Connecticut and has been continuously engaged in the insurance business since that time. It is licensed to conduct life insurance business in all states of the United States, the District of Columbia, Puerto Rico, Guam, the U.S. and British Virgin Islands and the Bahamas. MICC is a wholly-owned subsidiary of MetLife, Inc., a publicly traded company. MetLife, Inc., through its subsidiaries and affiliates, is a leading provider of insurance and other financial services to individual and institutional customers.

MICC's Home Office is located at 1300 Hall Boulevard, Bloomfield, Connecticut 06002-2910. The office that administers your Contract is located at 4700 Westown Parkway, Ste. 200, West Des Moines, Iowa 50266.

                              THE SEPARATE ACCOUNT

The assets of the Separate Account are held in our name on behalf of the Separate Account and legally belong to us. We are obligated to pay all money we owe under the Contracts - such as death benefits and Income Payments - even if that amount exceeds the assets in the Separate Account. Any such amount that exceeds the assets in the Separate Account is paid from our General Account. Amounts paid from the General Account are subject to the financial strength and claims paying ability of MICC and our long term ability to make such payments and are not guaranteed by any other party. We issue other annuity contracts and life insurance policies where we pay all money we owe under those contracts and policies from our General Account. MICC is regulated as an insurance company under state law, which includes, generally, limits on the amount and type of investments in its General Account. However, there is no guarantee that we will be able to meet our claims paying obligations; there are risks to purchasing any insurance product.

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MICC SEPARATE ACCOUNT SA

A Purchase Payment made to the Contract is allocated to the MICC Separate Account SA (the "Separate Account"). We have exclusive and absolute ownership and control of the assets of the Separate Account. It is a non-unitized separate account. You do not share in the investment performance of assets allocated to the Separate Account. All investment income, gains and losses, whether or not realized, from assets allocated to the Separate Account are borne by MICC. The obligations under the Contract are independent of the investment performance of the Separate Account and are our obligations.

We will maintain in the Separate Account assets with an aggregate value at least equal to the Contract reserves.

If the aggregate value of such assets in the Separate Account should fall below such amount, we will transfer assets into the Separate Account so that the value of the Separate Account's assets is at least equal to such amount. Assets supporting reserves for annuity benefits under such contracts, in the course of payment, will not be maintained in the Separate Account.

                              INVESTMENTS BY MICC

We must invest our assets according to applicable state laws regarding the nature, quality and diversification of investments that may be made by life insurance companies. In general, these laws permit investments, within specified limits and subject to certain qualifications, in Federal, state and municipal obligations, corporate bonds, preferred and common stocks, real estate mortgages, real estate and certain other investments. Purchase Payments made to these Contracts issued by MICC are invested in the MICC Separate Account SA.
The MICC Separate Account SA is a non-unitized Separate Account and to the extent such assets are attributable to your Purchase Payment amount invested in MICC Separate Account SA. Owners do not share in the investment performance of assets allocated to the Separate Account. The obligations under the Contract are independent of the investment performance of the Separate Account and are the obligations of MICC.

                                ANNUAL STATEMENT

At least once each calendar year, we will send you a statement that will show:

     (i)   your Account Value;

     (ii)  all transactions regarding your Contract during the year; and

     (iii) the interest and the Investment Amount credited to your Contract.

Such statements will be sent to your last known address on our records. You will have sixty (60) days from the date you receive such statement to inform us of any errors, otherwise such statement will be deemed final and correct.

                         DISTRIBUTION OF THE CONTRACTS

MetLife Investors Distribution Company ("MLIDC") is the principal underwriter and distributor of the securities offered through this prospectus. MLIDC, which is our affiliate, also acts as the principal underwriter and distributor of some of the variable annuity contracts and variable life insurance policies we and our affiliated companies issue. We reimburse MLIDC for expenses MLIDC incurs in distributing the Contracts (e.g., commissions payable to the retail broker-dealers who sell the Contracts, including our affiliated broker-dealers). MLIDC does not retain any fees under the Contracts. We also pay amounts to MLIDC that may be used for its operating and other expenses, including the following sales expenses: compensation and bonuses for MLIDC's management team, advertising expenses, and other expenses of distributing the Contracts. MLIDC's management team also may be eligible for non-cash compensation items that we may provide jointly with MLIDC. Non-cash items include conferences, seminars and trips (including travel, lodging and meals in connection therewith), entertainment, merchandise and other similar items.

MLIDC's principal executive offices are located at 5 Park Plaza, Suite 1900, Irvine, CA 92614. MLIDC is registered as a broker-dealer with the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934, as well as the securities commissions in the states in which it operates, and is a member of the Financial Industry Regulatory Authority ("FINRA"). FINRA provides background information about broker-dealers and their registered representatives through FINRA BrokerCheck. You may contact the FINRA BrokerCheck Hotline at 1 800-289-9999, or log on to www.finra.org. An investor brochure that includes information describing FINRA BrokerCheck is available through the Hotline or online.

Contracts are sold through Metropolitan Life Insurance Company ("MetLife") licensed sales representatives who are associated with MetLife Securities, Inc. ("MSI"), our affiliate and a broker-dealer, and through New England Financial/R/ licensed sales representatives who are associated with New England Securities Corporation ("NES"), also our affiliate and a broker-dealer. Both broker-dealers are paid compensation for the promotion and sale of the Contracts. New England Financial/R/ is the service mark for New England Life Insurance Company, Boston, MA, and related companies. The Contracts are also sold through the registered representatives of our other affiliated broker-dealers. MSI, NES and our affiliated broker-dealers are registered with the SEC as broker-dealers under the Securities Exchange Act of 1934 and are also members of FINRA. The Contracts may also be sold through other registered broker-dealers. We also may sell the Contracts directly, without compensation, to sales representatives, to employees, officers, directors, and trustees of MetLife and its affiliated companies, and certain family members of the foregoing, and to employees, officers, directors, trustees and registered representatives of any broker-dealer authorized to sell the Contracts or any bank affiliated with such a broker-dealer, and certain family members of the foregoing. If consistent with applicable state insurance law, we may sell the Contracts, without compensation, to MetLife or its affiliated companies for use with deferred compensation plans for agents, employees, officers, directors, and trustees of MetLife and its affiliated companies, subject to any restrictions imposed by the terms of such plans, or to persons who obtain their Contracts through a bank, advisor or consultant to whom they pay a fee for investment or planning advice. Contracts also may be sold through the mail or over the Internet.

There is no front-end sales load deducted from purchase payments to pay sales commissions. Distribution costs are recovered through the charges and deductions under the Contract. New England Financial/R/ sales representatives and
MetLife sales representatives who are not in our MetLife Resources division ("non-MetLife Resources MetLife sales representatives") must meet a minimum level of sales of proprietary products in order to maintain employment with us. Sales representatives in our MetLife Resources division must meet a minimum level of sales production in order to maintain employment with us.

New England Financial/R/ sales representatives, non-MetLife Resources MetLife sales representatives and MetLife Resources sales representatives receive cash payments for the products they sell and service based upon a 'gross dealer concession' model. With respect to the Contract, the gross dealer concession ranges from [o]% to [o]% of the Purchase Payment. A Gross dealer concession may also be paid when the Contract is annuitized. The amount of this gross dealer concession, payable upon annuitization, depends on several factors, including the number of years the Contract has been in force. Compensation to the sales representative is all or part of the gross dealer concession. Compensation to sales representatives in the MetLife Resources division is based upon premiums and purchase payments applied to all products sold and serviced by the representative. Compensation to New England Financial/R/ sales representatives and non-MetLife Resources MetLife sales representatives is determined based upon a formula that recognizes premiums and purchase payments applied to proprietary products sold and serviced by the representative as well as certain premiums and purchase payments applied to non-proprietary products sold by the representative. Proprietary products are those issued by us or our affiliates. Because one of the factors determining the percentage of a gross dealer concession that applies to New England Financial/R/ sales representatives and non-MetLife Resources MetLife sales representative's compensation is sales of proprietary products, these sales representatives have an incentive to favor the sale of proprietary products. Because New England Financial/R/ sales representatives and non-MetLife Resources MetLife sales managers' compensation is based on the sales made by the representatives they supervise, these sales
managers also have an incentive   to favor the sales of proprietary products.

New England Financial/R/ sales representatives, non-MetLife Resources MetLife sales representatives and MetLife Resources sales representatives and their managers and the sales representatives and managers of our affiliates may be eligible for additional cash compensation, such as bonuses, equity awards (such as stock options), training allowances, supplemental salary, financial arrangements, marketing support, medical and other insurance benefits, and retirement benefits and other benefits based primarily on the amount of proprietary products sold. Because additional cash compensation paid to New England Financial/R/ sales representatives and non-MetLife Resources MetLife sales representatives and MetLife Resources sales representatives and their managers and the sales representatives and their managers of our affiliates is based primarily on the sales of proprietary products, New England Financial/R/ sales representatives and non-MetLife Resources MetLife sales representatives and MetLife Resources sales representatives and their managers and the sales representatives and their managers of our affiliates have an incentive to favor the sale of proprietary products.

Sales representatives who meet certain productivity, persistency, and length of service standards and/or their managers may be eligible for additional cash compensation. Moreover, managers may be eligible for additional cash compensation based on the sales production of the sales representatives that the manager supervises.

Our sales representatives and their managers may be eligible for non-cash compensation incentives, such as conferences, trips, prizes and awards. Other non-cash compensation payments may be made for other services that are not directly related to the sale of products. These payments may include support services in the form of recruitment and training of personnel, production of promotional services and other support services.

Other incentives and additional cash compensation provide sales representatives and their managers with an incentive to favor the sale of proprietary products. The business unit responsible for the operation of our distribution system is also paid.

MLIDC also pays compensation for the sale of the Contracts by other affiliated broker-dealers. The compensation paid to other affiliated broker-dealers for sales of the Contracts is generally not expected to exceed, on a present value basis, the aggregate amount of total compensation that is paid with respect to sales made through New England Financial/R/ and MetLife representatives. (The total compensation includes payments that we make to our business unit that is responsible for the operation of the distribution systems through which the Contracts are sold.) These firms pay their sales representatives all or a portion of the commissions received for their sales of Contracts; some firms may retain a portion of commissions. The amount that selling firms pass on to their sales representatives is determined in accordance with their internal compensation programs. Those programs may also include other types of cash and non-cash compensation and other benefits. Sales representatives of other affiliated broker-dealers and their managers may be eligible for various cash benefits and non-cash compensation (as described above) that we may provide jointly with other affiliated broker-dealers. Because of the receipt of this cash and non-cash compensation, sales representatives and their managers of our other affiliated broker-dealers have an incentive to favor the sale of proprietary products.

MLIDC may also enter into preferred distribution arrangements with certain other affiliated selling firms such as Walnut Street Securities, Inc. and Tower Square Securities, Inc. These arrangements are sometimes called "shelf space" arrangements. Under these arrangements, MLIDC may pay separate, additional compensation to the broker-dealer firm for services the selling firm provides in connection with the distribution of the Contracts.

These services may include providing us with access to the distribution network of the selling firm, the hiring and training of the selling firm's sales personnel, the sponsoring of conferences and seminars by the selling firm, or general marketing services performed by the selling firm. The selling firm may also provide other services or incur other costs in connection with distributing the Contracts.

MLIDC and, in certain cases, we have also entered into selling agreements with unaffiliated selling firms for the sale of the Contracts. A portion of the payments made to selling firms may be passed on to their sales representatives in accordance with the selling firms' internal compensation programs. Those programs may also include other types of cash and non-cash compensation and other benefits.

We and MLIDC pay compensation to unaffiliated selling firms in the form of commissions and may also provide certain types of non-cash compensation. The maximum commission payable for Contract sales by selling firms is [o]% of each Purchase Payment. Some selling firms may elect to receive a lower commission when a Purchase Payment is made, along with annual trail commissions up to [o]% of Account Value for so long as the Contract remains in effect or as agreed in the selling agreement. We may also pay commissions when an Owner elects to begin receiving regular income payments. MLIDC may also provide non-cash compensation items that we may provide jointly with MLIDC. Non-cash items include expenses for conference or seminar trips and certain gifts. With respect to the Contracts, the compensation paid to unaffiliated selling firms is generally not expected to exceed, on a present value basis, the aggregate amount of commission that is paid by MLIDC to affiliated firms.

ADDITIONAL COMPENSATION FOR SELECTED SELLING FIRMS. We and MLIDC have entered into distribution arrangements with certain selected selling firms. Under these arrangements we and MLIDC may pay additional compensation to selected selling firms, including marketing allowances, introduction fees, persistency payments, preferred status fees and industry conference fees. Marketing allowances are periodic payments to certain selling firms, the amount of which depends on cumulative periodic (usually quarterly) sales of our insurance contracts (including the Contracts) and may also depend on meeting thresholds in the sale of certain of our insurance contracts (other than the Contracts). They may also include payments we make to cover the cost of marketing or other support services provided for or by registered representatives who may sell our products. Introduction fees are payments to selling firms in connection with the addition of our products to the selling firm's line of investment products, including expenses relating to establishing the data communications systems necessary for the selling firm to offer, sell and administer our products. Persistency payments are periodic payments based on account values of our insurance contracts (including Account Values of the Contracts) or other persistency standards. Preferred status fees are paid to obtain preferred treatment of the Contracts in selling firms' marketing programs, which may include marketing services, participation in marketing meetings, listings in data resources and increased access to their sales representatives. Industry conference fees are amounts paid to cover in part the costs associated with sales conferences and educational seminars for selling firms' sales representatives. We and MLIDC have entered into such distribution agreements with our affiliates, Tower Square Securities, Inc. and Walnut Street Securities, Inc., as well as unaffiliated selling firms identified [on our website]. We and MLIDC may enter into similar arrangements with other affiliates, such as MSI and New England Securities Corporation.

The additional types of compensation discussed above are not offered to all selling firms. The terms of any particular agreement governing compensation may vary among selling firms and the amounts may be significant. The prospect of receiving, or the receipt of, additional compensation as described above may provide selling firms and/or their sales representatives with an incentive to favor sales of the Contracts over other annuity contracts (or other investments) with respect to which selling firm does not receive additional compensation, or lower levels of additional compensation. You may wish to take such payment arrangements into account when considering and evaluating any recommendation relating to the Contracts. For more information about any such additional compensation arrangements, ask your registered representative. (See [our website] for a list of selling firms that received compensation during the last calendar year, as well as the range of additional compensation paid.)

                               THE FIXED ACCOUNT

We may offer our Fixed Account as a funding option. Please refer to your Contract and Appendix C for more information.

                     RESTRICTIONS ON FINANCIAL TRANSACTIONS

Federal laws designed to counter terrorism and prevent money laundering might, in certain circumstances, require us to block an Owner's ability to make certain transactions and thereby refuse to accept any request for transfers, withdrawals, Surrenders, or death benefits, until instructions are received from the appropriate regulator. We may also be required to provide additional information about you and your Contract to government regulators.

                             REQUESTS AND ELECTIONS

We will treat your request for a Contract transaction, or your submission of the Purchase Payment, as received by us if we receive a request conforming to our administrative procedures or the Purchase Payment at our Annuity Service Office on any Business Day before 4:00 PM Eastern Standard Time. We will treat your submission of the Purchase Payment as received by us if we receive it at our Annuity Service Office (or a designee receives it in accordance with the designee's administrative procedures) on any Business Day before 4:00PM Eastern Standard Time. If we receive the request, or if we (or our designee) receive the Purchase Payment, on any Business Day on or after 4:00 PM Eastern Standard Time, then the request or payment will be treated as received on the next day. Our Annuity Service Office is located at P.O. Box 10366, Des Moines, IA 50306-0366. If you send your Purchase Payment or transaction requests to an address other than the one we have designated for receipt of such Purchase Payment or requests, we may return the Purchase Payment to you, or there may be a delay in applying the Purchase Payment or processing the transaction.

Requests for service may be made through your registered representative:

     o By telephone at (800) 343-8496, between the hours of 7:30AM and 5:30PM Central Time Monday through Thursday and 7:30AM and 5:00PM Central Time on Friday;

     o    In writing to our Annuity Service Office;

     o    By fax at (515) 457-4400; or

     o    By Internet at www.metlife.com.

Some of the requests for service that may be made by telephone or Internet include transfers of your Account Value into Shield Option(s) or the Fixed Account. We may from time to time permit requests for other types of transactions to be made by telephone or Internet. All transaction requests must be in a form satisfactory to us. Contact us for further information. Some selling firms may restrict the ability of their registered representatives to convey transaction requests by telephone or Internet on your behalf.

A request or transaction generally is considered in Good Order if it complies with our administrative procedures and the required information is complete and accurate. A request or transaction may be rejected or delayed if not in Good Order. If you have any questions, you should contact us or your registered representative before submitting the form or request.

We will use reasonable procedures such as requiring certain identifying information, tape recording the telephone instructions, and providing written confirmation of the transaction, in order to confirm that instructions communicated by telephone, fax, Internet or other means are genuine. Any telephone, fax or Internet instructions reasonably believed by us to be genuine will be your responsibility, including losses arising from any errors in the communication of instructions. As a result of this policy, you will bear the risk of loss. If we do not employ reasonable procedures to confirm that instructions communicated by telephone, fax or Internet are genuine, we may be liable for any losses due to unauthorized or fraudulent transactions. All other requests and elections under your Contract must be in writing signed by the proper party, must include any necessary documentation and must be received at our Annuity Service Office to be effective. If acceptable to us, requests or elections relating to Beneficiaries and Ownership will take effect as of the date signed unless we have already acted in reliance on the prior status. We are not responsible for the validity of any written request or action.

Telephone and computer systems may not always be available. Any telephone or computer system, whether it is yours, your service provider's, your agent's, or ours, can experience outages or slowdowns for a variety of reasons. These outages or slowdowns may delay or prevent our processing of your request. Although we have taken precautions to help our systems handle heavy use, we cannot promise complete reliability under all circumstances. If you experience technical difficulties or problems, you should make your transaction request in writing to our Annuity Service Office.

INQUIRIES. If you need more information, please contact our Annuity Service Office at:

                     MetLife Investors Distribution Company
                                 P.O. Box 10366
                          Des Moines, Iowa 50306-0366
                                 (800) 343-8496

                            CONFIRMING TRANSACTIONS

We will send out written statements confirming that a transaction was recently completed. Unless you inform us of any errors within 60 days of receipt, we will consider these communications to be accurate and complete.

                               LEGAL PROCEEDINGS

In the ordinary course of business, MICC, similar to other life insurance companies, is involved in lawsuits (including class action lawsuits), arbitrations and other legal proceedings. Also, from time to time, state and Federal regulators or other officials conduct formal and informal examinations or undertake other actions dealing with various aspects of the financial services and insurance industries. In some legal proceedings involving insurers, substantial damages have been sought and/or material settlement payments have been made.

It is not possible to predict with certainty the ultimate outcome of any pending legal proceeding or regulatory action. However, MICC does not believe any such action or proceeding will have a material adverse effect upon the Separate Account or upon the ability of MetLife Investors Distribution Company to perform its contract with the Separate Account or of MICC to meet its obligations under the contracts.

                                    EXPERTS

Legal matters in connection with Federal laws and regulations affecting the issue and sale of the Contracts described in this prospectus and the organization of MICC, its authority to issue such Contracts under Connecticut law and the validity of the forms of the Contracts under Connecticut law have been passed on by legal counsel for MICC.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

                                   [TO COME]

                                STATE VARIATIONS

Contracts issued in your state may provide different features and benefits from, and impose different costs than, those described in this prospectus because of state law variations. These differences include, among other things, free look rights, age issuance limitations, transfer rights and limitations, the right to reject a Purchase Payment, the requirements for unisex annuity rates and the general availability of certain features. However, please note that the maximum fee is set forth in this prospectus. This prospectus describes all the material features of the Contract. If you would like to review a copy of the Contract and any endorsements, contact our Annuity Service Office.

                              ELECTRONIC DELIVERY

As Owner you may elect to receive electronic delivery of current prospectuses related to the Contract and other Contract related documents. Contact us at [our website] for more information and to enroll.

                           AMENDMENT OF THE CONTRACT

We reserve the right to amend the Contracts to comply with applicable Federal or state laws or regulations. We will notify you in writing of any such amendments.

                                  MISSTATEMENT

We may require proof of the age or sex (where permitted) of the Annuitant, Owner and/or the Beneficiary before making any payments under the Contract that are measured by the Annuitant's, Owner's or Beneficiary's life. If the age or sex of the measuring life has been misstated, the amount payable will be the amount that would have been provided at the correct age and sex.

                     INFORMATION INCORPORATED BY REFERENCE

Under the Securities Act of 1933, MICC has filed with the Securities and Exchange Commission ("SEC") a registration statement (the "Registration Statement") relating to the Contracts offered by this prospectus. This prospectus has been filed as a part of the Registration Statement and does not contain all of the information set forth in the Registration Statement and the exhibits and reference is hereby made to such Registration Statement and exhibits for further information relating to MICC and the Contracts. MICC's annual report on Form 10-K was filed with the SEC on March 22, 2012 via EDGAR File No. 033-03094. The Form 10-K contains information for the period ended December 31, 2011, about MICC, including consolidated audited financial statements for MICC's latest fiscal year. The Form 10-K is incorporated by reference into this prospectus. In addition, all documents subsequently filed by MICC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act") prior to the termination of the offering, are also incorporated by reference into this prospectus. We are not incorporating by reference, in any case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules.

There have been no material changes in MICC's affairs which have occurred since the end of the latest fiscal year for which audited consolidated financial statements were included in the latest Form 10-K or which have not been described in a Form 10-Q or Form 8-K filed by MICC under the Exchange Act.

If requested, MICC will furnish, without charge, a copy of any and all of the reports or documents that have been incorporated by reference into this prospectus. You may direct your requests to MICC at, 1300 Hall Boulevard, Bloomfield, Connecticut, 06002-2910. The telephone number 1-800-343-8496. You may also access the incorporated reports and other documents at www.metlife.com.

MICC files periodic reports as required under the Exchange Act (including Form 10-K, 10-Q and 8-K). You may also read and copy any materials that MICC files with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

                                   APPENDIX A
                                INDEX PUBLISHERS
                                   [TO COME]

                                   APPENDIX B
                             DEATH BENEFIT EXAMPLE

The purpose of this example is to illustrate the operation of the Return of Premium death benefit rider. The investment results shown are hypothetical and are not representative of past or future performance. Actual investment results may be more or less than those shown and will depend upon a number of factors, including the allocation made by an Owner and the Index Performance for the Shield Options chosen. THE EXAMPLES DO NOT REFLECT THE DEDUCTION OF FEES AND CHARGES, IF ANY, WITHDRAWAL CHARGES OR INCOME TAXES AND TAX PENALTIES.

RETURN OF PREMIUM DEATH BENEFIT

The purpose of this example is to show how partial withdrawals reduce the Return of Premium death benefit proportionately by the percentage reduction in Account Value of the Shield Option(s) and the Fixed Account for each partial withdrawal.

                                                          DATE                       AMOUNT
                                              -----------------------------  -----------------------
A    Purchase Payment                                   10/1/2012            $100,000
B    Account Value                                      10/1/2013
                                              (First Contract Anniversary)   $104,000
C    Death Benefit                                   As of 10/1/2013         $104,000
                                                                             (= greater of A and B)
D    Account Value                                      10/1/2014
                                              (Second Contract Anniversary)  $90,000
E    Death Benefit                                      10/1/2014            $100,000
                                                                             (= greater of A and D)
F    Withdrawal                                         10/2/2014            $9,000
G    Percentage Reduction in Account Value              10/2/2014            10%
                                                                             (= F/D)
H    Account Value after Withdrawal                     10/2/2014            $81,000
                                                                             (= D-F)
I    Purchase Payment Reduced for Withdrawal         As of 10/2/2014         $90,000
                                                                             (= A-(A x G))
J    Death Benefit                                      10/2/2014            $90,000
                                                                             (= greater of H and I)

Notes to Example
----------------

Purchaser is age 60 at issue.

The Account Values on 10/1/2014 and 10/2/2014 are assumed to be equal prior to the withdrawal.

                                   APPENDIX C
                               THE FIXED ACCOUNT

The Fixed Account is part of MICC's General Account assets. These General Account assets include all assets of MICC other than those held in the Separate Accounts sponsored by MICC or its affiliates.

The staff of the SEC does not generally review the disclosure in the prospectus relating to the Fixed Account. Disclosure regarding the Fixed Account and the General Account may, however, be subject to certain provisions of the Federal securities laws relating to the accuracy and completeness of statements made in the prospectus.

Under the Fixed Account, MICC assumes the risk of investment gain or loss, guarantees a specified interest rate, and guarantees a specified periodic Income Payment. We guarantee that, at any time, the Fixed Account Value will not be less than the amount of the Purchase Payments allocated to the Fixed Account, plus interest credited as described below, less any applicable Premium Taxes or prior withdrawals.

Account Value allocated to the Fixed Account and any transfers made to the Fixed Account become part of MICC's General Account, which supports insurance and annuity obligations. Where permitted by state law, we reserve the right to restrict Investment Amounts into the Fixed Account whenever the credited interest rate on the Fixed Account is equal to the Minimum Guaranteed Interest Rate specified in your Contract. The General Account and any interest therein is not registered under, or subject to the provisions of, the Securities Act of 1933 or Investment Company Act of 1940. We will invest the assets of the Fixed Account at our discretion. Investment income from such Fixed Account assets will be allocated to us and to the Contracts participating in the Fixed Account.

Investment income from the Fixed Account allocated to us includes compensation for risks borne by us in connection with Fixed Account Contracts. The amount of such investment income allocated to the Contracts will vary from year to year in our sole discretion at such rate or rates as we prospectively declare from time to time.

We guarantee that for the life of the Contract we will credit interest at a rate not less than the minimum interest rate allowed by state law. We reserve the right to change the rate subject to applicable state law. We will determine any interest we credit to amounts allocated to the Fixed Account in excess of the Minimum Guaranteed Interest Rate at our sole discretion. You assume the risk that interest credited to the Fixed Account may not exceed the Minimum Guaranteed Interest Rate for any given year. We have no specific formula for determining the interest rate. Some factors we may consider are regulatory and tax requirements, general economic trends and competitive factors.

For renewals into the Fixed Account, the new guaranteed interest rate will be declared for each subsequent Interest Rate Term. We guarantee that the interest credited to your initial Fixed Account Value during the Interest Rate Term beginning on the Issue Date will not be less than the Minimum Guaranteed Interest Rate. At the Interest Rate Term End Date, the Fixed Account Value will automatically be renewed into the same Interest Rate Term, with the new interest rate, unless otherwise instructed by you. If the Fixed Account is not available at the end of the existing Interest Rate Term, these amounts will automatically transfer into the Shield Option with, in order of priority, the shortest Term, the highest Shield Rate, and the lowest Cap Rate from the Shield Options available at the end of the Interest Rate Term unless otherwise instructed by you. You have the Transfer Period to notify us that you want to transfer some or all of your Fixed Account Value to a new Shield Option(s).

FIXED ACCOUNT VALUE. We credit interest to the portion of the Account Value allocated to the Fixed Account. (See "Interest Crediting" below.) The Fixed Account is part of our General Account. We guarantee that the interest credited to your initial allocation to the Fixed Account during the Interest Rate Term beginning on the Issue Date will not be less than the Minimum Guaranteed Interest Rate. Thereafter, we will declare an interest rate as of each Contract Anniversary for the duration of the Interest Rate Term and such rate will not be less than the Minimum Guaranteed Interest Rate. If the declared interest rate equals the Minimum Guaranteed Interest Rate, we reserve the right to restrict transfers and allocations into the Fixed Account.

The initial Fixed Account Value is the amount initially allocated to the Fixed Account. Thereafter, the Fixed Account Value equals: (a) the initial Fixed Account Value or the Fixed Account Value on the most recent Contract Anniversary, as applicable, including any transfers; plus (b) any interest credited by us; less (c) the amount of any withdrawals including any Withdrawal Charges; less (d) any Premium or Other Taxes, if applicable; and less (e) any other fees indicated on the Contract Schedule or associated with riders and endorsements, if applicable.

INTEREST CREDITING. Interest will be compounded and credited to the Fixed Account at an annual effective interest rate declared by us. Interest will be credited on amounts allocated to the Fixed Account through the effective date such amounts are withdrawn or transferred from the Fixed Account.

Important terms that will help you understand this Appendix C:

INTEREST RATE TERM. The Interest Rate Term is the length of time over which the current interest rate is guaranteed. The minimum Interest Rate Term depends on the date your Contract is issued but will not be less than one (1) year. No Interest Rate Term will extend beyond the Annuity Date.

FIXED ACCOUNT VALUE.  The Fixed Account Value at the end of the Interest Rate
Term.

TRANSFERS. During the Accumulation Period you may only make a transfer to the Fixed Account and to a new Shield Option(s) during the Transfer Period. The effective date of such transfer is the first day of the Interest Rate Term and/or a Term(s) in which the transfer is made.

                                   APPENDIX D
                               PREMIUM TAX TABLE

If you are a resident of one of the following jurisdictions, the percentage amount listed by that jurisdiction is the premium tax rate applicable to your annuity.

                 Non-Qualified Annuities   IRA Annuities(1)
                 ------------------------  ----------------
California                 2.35%                 0.5%
Florida(2)                 1.0%                  1.0%
Maine                      2.0%                   -
Nevada                     3.5%                   -
Puerto Rico(3)             1.0%                  1.0%
South Dakota(4)            1.25%                  -
West Virginia              1.0%                  1.0%
Wyoming                    1.0%                   -

________________________

1 Premium tax rates applicable to IRA annuities purchased for use in connection with individual retirement trust or custodial accounts meeting the requirements of Section 408(a) of the Code are included under the column heading "IRA Annuities."

2 Annuity premiums are exempt from taxation provided the tax savings are passed back to the Owners. Otherwise, they are taxable at 1%. (MetLife passes the tax savings back to Owners and, therefore, annuity premiums are exempt from taxation.)

3 We will not deduct premium taxes paid by us to Puerto Rico from Purchase Payments, Account Values, withdrawals, death benefits or income payments.

4 A special rate applies for large case annuity policies. The rate is 8/100 of 1% for that portion of the annuity considerations received on a Contract exceeding $500,000 annually. The special rate on large case policies is not subject to retaliation.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


The following is an itemized list of the estimated expenses to be incurred in connection with the securities being offered:





Accountant's Fees and Expenses: [TBD]



Legal Fees and Expenses: [TBD]



Printing Expenses: [TBD]



Registration Fee: $272,800


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Registrant's parent, MetLife, Inc. ("MetLife") has secured a Financial Institutions Bond in the amount of $50,000,000, subject to a $5,000,000 deductible. MetLife also maintains Directors' and Officers' Liability insurance coverage with limits of $400 million under which the Registrant and Registrant's underwriter, as well as certain other subsidiaries of MetLife are covered. A provision in MetLife, Inc.'s by-laws provides for the indemnification (under certain circumstances) of individuals serving as directors or officers of certain organizations, including the Depositor and the Underwriter.

Sections 33-770 et seq. inclusive of the Connecticut General Statutes ("C.G.S.") regarding indemnification of directors and officers of Connecticut corporations provides in general that Connecticut corporations shall indemnify their officers, directors and certain other defined individuals against judgments, fines, penalties, amounts paid in settlement and reasonable expenses actually incurred in connection with proceedings against the corporation. The corporation's obligation to provide such indemnification generally does not apply unless (1) the individual is wholly successful on the merits in the defense of any such proceeding; or (2) a determination is made (by persons specified in the statute) that the individual acted in good faith and in the best interests of the corporation and in all other cases, his conduct was at least not opposed to the best interests of the corporation, and in a criminal case he had no reasonable cause to believe his conduct was unlawful; or (3) the court, upon application by the individual, determines in view of all of the circumstances that such person is fairly and reasonably entitled to be indemnified, and then for such amount as the court shall determine. With respect to proceedings brought by or in the right of the corporation, the statute provides that the corporation shall indemnify its officers, directors and certain other defined individuals, against reasonable expenses actually incurred by them in connection with such proceedings, subject to certain limitations.

C.G.S. Section 33-778 provides an exclusive remedy; a Connecticut corporation cannot indemnify a director or officer to an extent either greater or lesser than that authorized by the statute, e.g., pursuant to its certificate of incorporation, by-laws, or any separate contractual arrangement. However, the statute does specifically authorize a corporation to procure indemnification insurance to provide greater indemnification rights. The premiums for such insurance may be shared with the insured individuals on an agreed upon basis.

RULE 484 UNDERTAKING

Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 16. EXHIBITS

(A)  EXHIBITS

EXHIBIT
 NUMBER   DESCRIPTION
-------   -----------
1(a).     MetLife Investors Distribution Company Sales Agreement (Enterprise
          Selling Agreement 02-11). Filed herein.

1(b). Distribution and Principal Underwriting Agreement. (Incorporated herein by reference to Exhibit 3(a) to Post-Effective Amendment No. 1 to MetLife of CT Separate Account Eleven for Variable Annuities
          Registration Statement on form N-4, File Nos. 333-152199/811-21262, filed April 8, 2009).

2.        None.

4(a).     Contract. Filed herein.

4(b).     Individual Retirement Annuity Qualification Rider. (L-22499 (09/12)). Filed herein.

4(c).     Individual Non-Qualified Annuity Endorsement. (L-22504 (09/12)). Filed herein.

4(d).     Roth Individual Retirement Annuity ("Roth IRA") Endorsement. (L-22503 (09/12)). Filed herein.

5.        Opinion re: Legality of Shares. To be filed by amendment.

8.        None.

12.       None.

15.       None.

23.       Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.
          To be filed by amendment.

24.       Powers of Attorney authorizing Michele H. Abate, Paul G. Cellupica,
          John E. Connolly, Jr., Myra L. Saul, and Marie C. Swift to act as signatory for Eric Thomas Steigerwalt, Gene L. Lunman, Elizabeth M. Forget, Stanley J.
          Talbi, and Peter M. Carlson. Filed herein.

25.       None.

26.       None.


ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes as follows, pursuant to Item 512 of Regulation S-K:

1. To file, during any period in which offers or sales of the registered securities are being made, a post-effective amendment to this registration statement:

     i. to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     ii. to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price set represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

     iii. to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

     i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

     ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

     iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

     iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

7. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Bloomfield, State of Connecticut, on December 7, 2012.


                                        MetLife Insurance Company of Connecticut
                                        (Registrant)

                                        By:       /s/ Elizabeth M. Forget
                                            ------------------------------------
                                                   Senior Vice President


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on December 7, 2012.




           /s/ *ERIC T. STEIGERWALT                 Director, President and
-----------------------------------------------     Chief Executive Officer
               (Eric T. Steigerwalt)

           /s/ *GENE L. LUNMAN                      Director
-----------------------------------------------
               (Gene L. Lunman)

           /s/ *ELIZABETH M. FORGET                 Director
-----------------------------------------------
               (Elizabeth M. Forget)

           /s/ *STANLEY J. TALBI                    Executive Vice President and
-----------------------------------------------     Chief Financial Officer
               (Stanley J. Talbi)

           /s/ *PETER M. CARLSON                    Executive Vice President and
-----------------------------------------------     Chief Accounting Officer
               (Peter M. Carlson)

*By:           /s/  MYRA L. SAUL
     ------------------------------------------
         Myra L. Saul, Attorney-in-Fact

                                  EXHIBIT INDEX


EXHIBIT
 NUMBER   DESCRIPTION
-------   -----------
1(a).     MetLife Investors Distribution Company Sales Agreement (Enterprise
          Selling Agreement 02-11).
4(a).     Contract
4(b).     Individual Retirement Annuity Qualification Rider (L-22499 (09/12)).
4(c).     Individual Non-Qualified Annuity Endorsement (L-22504 (09/12)).
4(d).     Roth Individual Retirement Annuity ("Roth IRA") Endorsement (L-22503 (09/12)).
24.       Powers of Attorney